     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 1999


                                                      REGISTRATION NO. 333-66977

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                               HealthTronics, Inc.
                 (Name of small business issuer in its charter)

                         ------------------------------

             GEORGIA                                  3845                                    58-221066
         --------------                              -----                                 --------------
         (State or other                    (Primary Standard Industrial                (IRS Employer
         jurisdiction of                    Classification Code Number)                 Identification Number)
         incorporation or
         organization)


                      ------------------------------------



425 FRANKLIN ROAD, SUITE 545                       425 FRANKLIN ROAD, SUITE 545
MARIETTA, GEORGIA 30067                            MARIETTA, GEORGIA 30067
(770) 419-0691                                     (770) 419-0691
(Address and telephone number                      (Name, address and telephone
of principal executive offices and principal       number of agent for service)
place of business)

                                   Copies to:
                              UGO F. IPPOLITO, ESQ.
                          W. SCOTT MCGINNESS, JR., ESQ.
                             FRANK M. WILLIAMS, ESQ.
                               MILLER & MARTIN LLP
                           100 GALLERIA PARKWAY, N.W.
                                  TWELFTH FLOOR
                           ATLANTA, GEORGIA 30339-3122
                                 (770) 953-3500

                        ---------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                                         INITIAL PUBLIC OFFERING
                                                                      PROSPECTUS

                        1,000,000 SHARES OF COMMON STOCK
                                 $6.00 PER SHARE
                               HEALTHTRONICS, INC.


                  HealthTronics was founded to obtain Food and Drug Administration approval for medical devices that use shock wave therapies to treat kidney stones and various orthopedic problems. This is HealthTronics, Inc.'s initial public offering of common stock. HealthTronics is offering a minimum of 83,334 shares and a maximum of 1,000,000 shares at a price of $6.00 per share. Although officers, directors and principal shareholders may purchase shares in this offering, these shares will not count towards the minimum number of shares. We will not sell more than 1,000,000 shares in this offering, however, including any shares purchased by officers, directors and principal shareholders. The minimum subscription amount is 100 shares per investor. The offering will be open for an initial period of 90 days. If the minimum shares are sold, the offering will be open for 9 months from the date of this prospectus or until ____________, 2000.

                  The common stock will be marketed through Capital Growth Management, Inc. as sales agent for HealthTronics on a best efforts basis, which means that Capital Growth is not required to sell the minimum number of shares but must use its best efforts to sell the shares. Although Capital Growth will use its best efforts to market and sell the common stock, there is no guarantee that the required minimum number of shares will be sold. For this reason, money paid for shares will be held in a non-interest bearing escrow account and will be returned if the minimum offering period ends and the minimum number of shares are not sold.


                  This is our initial public offering and there is no public market for our shares and there is no assurance that any will develop or continue.





                 The Offering                        Per Share             Total Minimum           Total Maximum
                 ------------                        ---------             -------------           -------------
Public Price                                          $6.00                $500,004.00             $6,000,000.00
Underwriting Discounts and                            $ .60                $ 50,000.40             $  600,000.00
Commissions
Proceeds, before expenses to                          $5.40                $450,003.60             $5,400,000.00
HealthTronics, Inc.




THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ CAREFULLY THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3, ALONG WITH THE REST OF THIS PROSPECTUS, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              --------------------

CAPITAL GROWTH MANAGEMENT, INC.

                   The date of this prospectus is *****, 1999

                                TABLE OF CONTENTS


Summary of Our Offering...........................................................................................1

Risk Factors......................................................................................................3

Forward-Looking Statements........................................................................................9

Terms of the Offering.............................................................................................9

History And Business.............................................................................................10

Management ......................................................................................................23

Securities Ownership of Certain Beneficial Owners and Management.................................................29

Certain Relationships And Related Transactions...................................................................33

Dilution ........................................................................................................35

Capitalization...................................................................................................36

Description of Common Stock......................................................................................36

Use of Proceeds..................................................................................................38

Plan of Distribution.............................................................................................38

Experts  ........................................................................................................40

Legal Matters....................................................................................................40

Management's Discussion and Analysis of Financial Condition and Results of Operations............................40

Additional Information That Is Available to You..................................................................45

Index to Financial Statements....................................................................................46

                             SUMMARY OF OUR OFFERING

                  This summary highlights certain information from the remainder of our prospectus. It does not contain all of the information that is important to you in making a decision whether or not to invest in our offering. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 3 and the financial statements beginning on page F-1.


WHO WE ARE:                         We are a Georgia corporation founded for
                                    the purpose of obtaining Food and Drug
                                    Administration approval for certain products
                                    manufactured by HMT High Medical
                                    Technologies GmbH, a Swiss corporation.
                                    These products, which use shock wave
                                    therapies to treat certain ailments, are
                                    called the LithoTron(R) lithotripter and the
                                    OssaTron(R)orthopedic lithotripter. Our
                                    complete mailing address and telephone
                                    number of our principal executive offices
                                    are:

                                    HealthTronics, Inc.
                                    425 Franklin Road, Suite 545
                                    Marietta, Georgia  30067
                                    (770) (419-0691)
                                    FAX:  (770) (419-9490)
                                    Attention:  Roy S. Brown, president


OUR BUSINESS:                       Our business is the sales and servicing of
                                    LithoTron lithotripters and, upon FDA
                                    approval, OssaTron orthopedic lithotripters.
                                    We also rent, lease and provide services
                                    with Lithotron lithotripters.

OUR MARKET:                         Our market consists of hospitals, clinics,
                                    physician groups and physicians providing
                                    treatment to persons with kidney stones in
                                    the United States, Canada and Mexico. In the
                                    event we obtain FDA approval, our market
                                    will also include hospitals, clinics,
                                    physician groups and physicians providing
                                    treatment to persons with orthopedic
                                    problems or injuries.


OUR PRODUCTS AND
PROPOSED PRODUCTS:                  - The LithoTron lithotripter

                                    A lithotripter is a medical device that uses shock waves to treat kidney stones. The
                                    LithoTron lithotripter is our proprietary lithotripter.


                                     - The OssaTron orthopedic lithotripter

                                     An orthopedic lithotripter is a medical
                                     device that uses shock waves to treat
                                     some orthopedic problems. It is an
                                     extension of the principle used to treat kidney stones. The OssaTron orthopedic lithotripter is our proprietary orthopedic lithotripter.

THE PATENT AND OUR                   We have licenses for patents and our own
LICENSE TO USE IT:                   patent applications pending for the use of
                                     shock waves in treating orthopedic
                                     conditions.

                                     We have an exclusive license from HMT to make, use, lease or sell shock wave equipment for medical purposes. This license also grants to us the exclusive rights to manufacture the OssaTron orthopedic lithotripter and its related accessories, spare parts, consumables and disposables.

                                     HMT also entered into distributorship
                                     agreements with us granting us the
                                     exclusive distribution rights for the
                                     OssaTron orthopedic lithotripter and the
                                     LithoTron lithotripter and related parts and consumables for the United States, Canada and Mexico. These distributorship agreements are for indefinite periods of time and may be terminated at any time for cause.


OUR OFFERING:


Securities Offered                   83,334 shares minimum, 1,000,000 shares
                                     maximum

Shares Outstanding at date           9,665,342 shares
of Prospectus

Shares to be Outstanding             9,748,676 shares minimum, 10,665,342
after Offering                       shares maximum

Options Outstanding at               454,000 options
date of Prospectus

Total Public Offering Price          $500,004 minimum, $6,000,000 maximum

Net Proceeds                         $450,004 minimum, $5,400,000 maximum

Use of Proceeds                      Primarily:  the purchase of capital
                                     equipment for lease, the purchase of
                                     inventory, FDA study expense and working
                                     capital

                                  RISK FACTORS

              You should give careful consideration to the following facts concerning HealthTronics and the risks involved in the purchase of our shares. You are cautioned to read all of the documents furnished or made available by us, including our financial statements and the footnotes. Please refer to "additional information that is available to you" on page 45 of this prospectus to see how to obtain additional information and documents that may help you in better understanding HealthTronics and the risks of purchasing our shares.

LOSSES FROM OPERATIONS

              We have incurred net losses from operations in 1996 and 1997. In 1996 we lost $432,572, and in 1997 we lost $418,028. While we did have a net profit for fiscal year ended 1998, there can be no assurance that HealthTronics will have profits in the future. Continued net losses could cause an investor to lose some or all of his or her entire investment.

INVESTORS WILL INCUR A SUBSTANTIAL AND IMMEDIATE DILUTION


              We have previously issued shares at prices ranging from $.01 to $3.00 per share. If you purchase shares in this offering at $6.00 per share, you will incur an immediate dilution in the net tangible book value of your shares of from $5.12 per share if the maximum offering is sold to $5.53 per share if only the minimum offering is sold. We also have 454,000 options currently outstanding which are exercisable at prices well below the public offering price of our shares. The exercise of any or all of these options could substantially decrease the net tangible book value of your shares.

THERE IS NO MARKET FOR HEALTHTRONICS SECURITIES

              There is currently no market for our shares and there may never be a market for our shares, even if this entire offering is sold. Therefore, an investor may be unable to sell the HealthTronics shares purchased in this offering. If a market does develop, the sale of currently outstanding shares and the sale of shares from exercised options for shares could have a negative impact on the market or the market price.

WE COMPETE WITH LARGER, BETTER FINANCED AND ESTABLISHED COMPANIES

              Established competitors, such as Dornier Medical Systems, Siemens GmbH, Medstone International, Integrated Healthcare Services, Prime Medical Services and Storz Medical Systems, have competitive advantages over companies such as HealthTronics. Some of these companies have substantially more experience and financial resources than we have. Several of these larger companies are currently working on an orthotripsy device that will directly compete with our orthotripter.

OUR PRODUCTS SUBJECT US TO SUBSTANTIAL REGULATION BY THE FOOD AND DRUG ADMINISTRATION AND OTHER GOVERNMENT AGENCIES

              We are subject to various local ordinances, county, state and federal laws and regulations, including those that may directly affect our profitability. Our proposed products must be approved by the FDA prior to marketing. If FDA approval is denied, our earnings may be negatively impacted. In addition for our orthopedic lithotripter we are subject to regulations promulgated by the Drug Enforcement Administration and the Health Care Financing Administration. Our compliance with any changes in these laws and regulations may increase our expenses or limit income and have an adverse effect upon our business.

THE MEDICARE AND MEDICAID STATUTES, RULES AND REGULATIONS MAY LIMIT OUR MARKET

              The Medicare and Medicaid statutes prohibit some referrals by doctors to entities with which they have a financial relationship. Comments accompanying proposed regulations under the Medicare and Medicaid statutes indicate that lithotripsy may come within the scope of these regulations. As a result, physicians may become reluctant to own lithotripters or invest in partnerships that own lithotripters. Because the limited partnerships with which we and US Lithotripsy have established working arrangements are at least partially owned by physicians, we might have to seek other arrangements for marketing our products.

HEALTHTRONICS RELIES ON KEY PERSONNEL

              Our success in the next few years is materially dependent upon the abilities of our executive officers. We could lose any of our executive officers, and our business might be hurt as a result. We currently have key person insurance in the total amount of $1,000,000 on both Argil Wheelock, MD, our Chairman and CEO, and Marie Marlow, Vice President of Clinical and Regulatory Affairs, but not on any of our other officers or employees. While we believe this amount of insurance to be helpful, the loss of the services of any one or more of our key employees could still adversely affect us. In addition, Victoria Beck, our Chief Financial Officer, and Marie Marlow are the only officers who have entered into employment agreements with us, and a state court could determine not to enforce, or only to partially enforce, the terms of any employment agreement.

WE ARBITRARILY ESTABLISHED THE OFFERING PRICE FOR THIS OFFERING

              The offering price of $6.00 per share was determined arbitrarily by our management. This offering price has no relationship to book value, market value or any other indications of valuation, and there can be no assurance of any resale value for our shares.

HEALTHTRONICS HOLDS A NON-EXCLUSIVE LICENSE FOR THE ORTHOPEDIC LITHOTRIPTER

              VISSH Voennomedicinsky Institute of Bulgaria holds the Bulgarian patent for the orthopedic lithotripter. In addition, the license granted from HMT to HealthTronics is only for the U.S., Mexican and Canadian patents. This means that products produced in Bulgaria by VISSH or its licensee or by other licensees of HMT in other countries in which the invention is licensed (such as China, South Korea and Japan) could effectively compete with our products in the world market outside of the U.S., Mexico and Canada. Our amended license with HMT is not effective until we gain pre-market approval from the FDA and is not renewable unless we sell an average of 20 OssaTron orthopedic lithotripters a year.

HEALTHTRONICS DEPENDS ON PATENT AND TRADEMARK PROTECTION

              Both Siemens and Dornier Medical Systems have had patents approved for the use of shock wave therapy in orthopedics, as well as to treat pain. HealthTronics has licensed and received assignment of patents or pending patents to use shock wave equipment for medical treatment. HealthTronics has also filed patent claims for additional uses. It is possible that a court could determine that we have infringed upon either patent, and this could lead to our having to cease use of the OssaTron orthopedic lithotripter, which is our product that uses shock wave therapy to treat orthopedic problems.


         We do not have patent protection for the LithoTron lithotripter, and we do not anticipate filing for protection. This means that if one of our competitors achieved patent protection on a similar device, we could be forced to cease use of the LithoTron lithotripter.

HEALTHTRONICS MAY BE SUBJECT TO A TREND OF LOWER RATES OF REIMBURSEMENT

              Lower reimbursement rates for health care services or resistance by insurance companies to reimburse for treatments could restrict the potential market for our products and have an adverse effect on our business. Over the last several years, there has been a trend towards lower reimbursement rates for health care services and prescription drugs by cost-conscious third-party payors such as health maintenance organizations.

OUR PRODUCTS MAY BECOME OBSOLETE

              The OssaTron orthopedic lithotripter and LithoTron lithotripter both may become obsolete with the development of less expensive alternatives, new technologies, or drugs, or refinements of existing ones.

OUR PRODUCTS EXPOSE US TO MALPRACTICE AND PRODUCT LIABILITY RISKS

              Physicians and technicians who use our products are exposed to the risk of liability and malpractice claims. Those claims could also name us, based on a theory of malpractice or product liability. Although we have not experienced any malpractice or product liability claims, an award for damages could exceed the limits of our applicable insurance coverage. Successful liability claims asserted against us, to the extent not covered by insurance, could affect our ability to operate profitably. While management believes our current level of insurance is adequate, there can be no assurance of this.

DEPENDENCE UPON HMT

              Our products are manufactured by HMT. HMT is privately held and does not publish any resulting financial information. If HMT encountered financial problems and ceased to manufacture our products, we might not find an alternative manufacturer or the terms of any manufacturing agreement with an alternative manufacturer might not be as favorable to us as our current agreement with HMT. Our current manufacturing agreement with HMT expires on July 21, 2002. We do not own or operate any manufacturing facilities and we have no plans to manufacture any of our products for at least the next 12 months. Because HMT is located in Switzerland, all of the risks normally associated with imported technology apply. These risks include:


              - The possibility of currency fluctuations that may make the exchange rate between the dollar and the Swiss franc disadvantageous to us;

              - The possibility of government imposed restrictions on the sharing of various technologies;

              - The possibility that HMT may incur substantial problems in meeting year 2000 compliance and that these problems will be increased because of communication problems; and


              - The difficulty in interpreting various contracts between persons who are residents of separate nations.

HEALTHTRONICS HAS POTENTIAL LIABILITY FOR THE DEBTS OF AFFILIATED COMPANIES

              We have guaranteed the debts of some of our subsidiaries. In addition, because we act as general partner to several limited partnerships, we have unlimited liability for the payment of the debts of these limited partnerships. As of December 31, 1998, our consolidated debt aggregated $3,634,418, which includes our obligations for thirteen limited partnerships. If these limited partnerships are unable or unwilling to repay their debts, we could be liable for the entire amount of these debts.

WE ARE DEPENDENT UPON SERVICETRENDS

              Our products are serviced exclusively by Servicetrends, Inc. Servicetrends is a subsidiary of a publicly held corporation that is a major competitor of HealthTronics. Some of Servicetrends' officers and employees are also shareholders of HealthTronics. If Servicetrends encountered financial problems and ceased the servicing of our products, we might not be able to find an alternative service company that would enter into a servicing agreement on terms as favorable to us as our current agreement with Servicetrends. This could have an adverse effect on our business.

HEALTHTRONICS SHARES COULD BECOME SUBJECT TO THE REGULATIONS OF PENNY STOCKS

              If our common stock becomes subject to the penny stock rules, you may find it more difficult to sell your shares. Penny stocks are generally equity securities with a price of less than $5.00 per share, with certain exceptions not relevant to our offering. A per share price of $5.00 is only $1.00 per share below our public offering price, and less than $1.00 below the anticipated tangible book value per share after this offering.

              Transactions in penny stocks require broker-dealers to comply with rules concerning disclosure of risk and the compensation of the broker-dealers and their salesmen and to determine that the transactions are suitable investments for the purchasers. These requirements may have the effect of reducing the level of trading activity in the secondary market for HealthTronics' stock.


CONTROL OF OUR COMPANY

              Our officers and directors, as a group, are the beneficial owners of approximately 47.09% of the outstanding shares. Even if this entire offering is sold, that percentage will only decrease to 42.76%. Accordingly, if you invest in this offering you will not have the ability to control HealthTronics.

                           FORWARD-LOOKING STATEMENTS

              This prospectus contains forward-looking statements which involve risks and uncertainties. The words "expects", "intends", "believes", "anticipates", "estimates", "may", "could", "should", "would", "will", "plans", "hopes" and similar expressions identify forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those described in this prospectus. The risk factors in the previous section and other factors noted throughout this prospectus could cause our actual results to differ materially from those contained in any forward-looking statement.

                              TERMS OF THE OFFERING

GENERAL

              HealthTronics is offering a minimum of 83,334 shares and a maximum of 1,000,000 shares of its common stock for cash at a price of $6.00 per share. The stock will be marketed through Capital Growth Management, Inc. Although Capital Growth will use its best efforts to market and sell the shares, there is no guarantee that the required minimum number of shares will be sold. Each investor must purchase a minimum of 100 shares. The purchase price of $6.00 per share must be paid in full upon execution and delivery of the subscription agreement. All subscriptions tendered by investors are subject to acceptance by the board of directors of HealthTronics, and HealthTronics reserves the absolute and unqualified right to reject any subscription for any reason prior to acceptance. Rejected subscriptions will be returned to the subscriber without interest.

CONDITIONS OF THE OFFERING


              This offering is being conducted on a best-efforts, 83,334 share minimum - 1,000,000 share maximum basis. The initial term of the offering is 90 days from the date of this prospectus. If the minimum shares are not purchased during the initial term, then all proceeds raised will be promptly returned to you without paying interest and without deducting any sales commissions or expenses of the offering. If the minimum number of shares is sold, this offering will continue, without notice to subscribers or investors, until nine months from the date of this prospectus or _____________, 2000, or until all offered shares are sold, whichever event first occurs. Your checks should be made payable to "Charter Bank as escrow agent for HealthTronics, Inc." and proceeds from the sale of the shares will be escrowed with Charter Bank in Atlanta, Georgia, no later than noon of the next business day following receipt. No interest will be paid to us on funds held in the escrow account. Subscribers will not have the use of their funds and will not earn interest on funds placed in the escrow account unless and until the minimum offering period expires, which may be as late as 90 days from the date of this prospectus. Officers, directors, and controlling shareholders are not prohibited from purchasing shares in this offering. These purchases will not be counted towards the minimum offering, but the maximum offering will be 1,000,000 shares, including these purchases.

                              HISTORY AND BUSINESS

HISTORY

              HealthTronics was incorporated in the State of Georgia on December 1, 1995. On April 29, 1996, OssaTronics, Inc., an affiliated Georgia corporation formed on December 23, 1994, merged into HealthTronics. All references to HealthTronics include OssaTronics, unless otherwise noted.

BUSINESS AND PROPOSED BUSINESS - PAST ACTIVITIES

              Healthtronics was founded for the purpose of obtaining FDA approval for products manufactured by HMT High Medical Technologies; in particular, medical devices utilizing shock wave therapies known as the LithoTron lithotripter and the OssaTron orthopedic lithotripter.

               Upon FDA approval, we will have exclusive rights to market the OssaTron orthopedic lithotripter. Both products are currently being used outside of the United States and Canada.

BUSINESS AND PROPOSED BUSINESS - PRESENT AND FUTURE BUSINESS

              It is our intent to attempt to generate revenues from the following sources:

              - Sales of the LithoTron lithotripter and the OssaTron orthopedic lithotripter as well as related medical devices;

              - Recurring revenues from licensing fees, sales of the NewTrode spark plug which is used in the lithotripter and the maintenance of equipment;

              - Investment income generated from partnerships and joint ventures with physicians, dealerships and hospitals that purchase equipment from us, as well as management fees from these entities; and

              - Income generated from equipment we own or that is owned by consolidated subsidiaries through rental, leasing or providing patient treatment services.


              As of April 15, 1999, we had sold, leased or placed in service on our behalf approximately 45 LithoTron lithotripters in the United States. We market the LithoTron throughout the United States, Canada and Mexico. Our marketing is done either by distributors or employees of Healthtronics. As a marketer/distributor of the LithoTron, we have no costs associated with research and development.

MARKET OVERVIEW

              Many persons each year suffer from kidney stones in the United States. Of these, some will be treated with lithotripsy, a nonsurgical therapy developed in Germany. There are currently active lithotripter systems in operation in the United States that are either installed in hospitals or outpatient centers or in mobile operation.

              Publicly available information provides that a majority of machines now in use in the United States were manufactured by Dornier Medical Systems, Siemens or Medstone International, Inc. The retail price of a new lithotripter made by these companies ranges from $250,000 to $800,000.

              If the FDA approves the use of the orthopedic lithotripter for orthopedic problems, HealthTronics believes there will be a demand for the product or its services by hospitals, clinics and physician groups that offer orthopedic services.

MARKETING STRATEGY

              We market the LithoTron lithotripter primarily to hospitals and to certain physician groups that provide mobile lithotripsy services. With respect to ownership by physician groups, proposed regulations could have a severe impact upon the ability of these groups to own lithotripsy devices. Four medical centers have already purchased an OssaTron orthopedic lithotripter under the conditions of the investigatory device exemption regulations, and have begun investigational studies.

              We provide lithotripsy services to several unaffiliated medical centers, hospitals and physician groups in Georgia, Tennessee and Kentucky. We charge a pre-arranged, fixed fee per patient for each treatment performed at each facility. A typical contract requires us to transport a LithoTron into the customer facility's operating/treatment room one day per week to treat the hospital or doctor's kidney stone patients. We are also responsible for providing someone to operate the equipment during the treatments and for removing the equipment at the end of the treatment day.

GEOGRAPHIC MARKETS

              Our geographic markets and potential markets consist of the United States and its possessions, Canada and Mexico. These are the only countries for which we have a license to market the products of HMT. As of the date of this prospectus, no sales have been made in Canada or Mexico.

PRODUCTS AND PROPOSED PRODUCTS

The LithoTron Lithotripter

              The LithoTron lithotripter was developed by HMT. A lithotripter is a medical device that uses shock waves to fragment kidney stones into small pieces so that the stones may pass from the body.

              After completing a four site investigatory device exemption study for kidney and upper ureter stones, the LithoTron lithotripter pre-market approval application was submitted to the FDA on May 15, 1997. The FDA requires that a company or person seeking to introduce a medical treatment device must first go through an investigational device exemption study and must afterwards go through a pre-market approval application. The FDA will not approve any lithotripsy device for sale that has not received pre-market approval. On July 21, 1997, we received FDA notice that the pre-market approval was approved and that we could begin commercial distribution of the LithoTron lithotripter, subject to regulatory restrictions on the uses, methods, controls, labeling and the training of operators. We believe we are in full compliance with these requirements.

The OssaTron Orthopedic Lithotripter

              An orthopedic lithotripter is a medical device that uses shock waves to treat some orthopedic problems. Orthotripsy(R), or orthopedic lithotripsy, is the name for this process. It is an extension of the principle used to treat kidney stones. Physiologically, Orthotripsy is believed to stimulate bone, tendon and ligament healing by inducing microscopic injuries at the site of the chronic injury. Subsequently, a generation of new blood vessels enters into the area and causes bone-healing cells or tissue-healing cells to invade the area and stimulate the healing process.

              We believe, based upon the early findings of our clinical studies, that orthopedic lithotripsy is an effective treatment in certain cases involving:

              -      Chronic heel pain syndrome, also known as heel spurs.

              - Fractures that have failed to heel for nine months or more since the initial injury, also known as non-union fractures.

              -      Lateral epicondylitis, also known as tennis elbow.

              On May 29, 1996, we received approval from the FDA to begin preliminary patient investigations with the OssaTron orthopedic lithotripter. HealthTronics' clinical studies, including feasibility studies, are FDA-regulated studies conducted according to approved investigational device exemptions.

              - Treatment of the first patient with non-union fractures was performed on July 18, 1996.

              - Treatment of the first patient with tennis elbow was performed on September 19, 1996.

              - Treatment of the first patient with heel spurs was performed on February 27, 1997.

              We are currently the sponsor of three clinical studies involving the OssaTron orthopedic lithotripter. These include studies involving the OssaTron orthopedic lithotripter for treating chronic heel pain syndrome, tennis elbow, and nonunion fractures. On February 13, 1998, we received FDA permission to expand our tennis elbow study and our heel spur study to multiple sites.

              All three studies are being regulated by the FDA, and are being conducted in two stages. The initial feasibility study is a small, 20-patient series intended to provide preliminary safety and effectiveness information. The second stage is a multi-center pivotal study that includes 100 or more patients and is intended to provide the clinical data needed to obtain FDA approval for marketing. The studies will terminate when, under study protocol, the data to support the study hypotheses is collected. We are unable to predict when these studies will be completed.

              Stage one feasibility studies of the OssaTron orthopedic lithotripter for heel pain syndrome and for tennis elbow have been completed. The FDA reviewed the results of these two feasibility studies and approved the expansion of both studies to stage two pivotal investigations on February 13, 1998. Patient enrollment for the stage one feasibility study of the treatment of nonunion fractures is nearly complete, and we plan to submit findings to the FDA and request expansion to the stage two pivotal study once all 20 patients have been treated.

              The findings from the stage one feasibility studies of OssaTron orthopedic lithotripter treatment of heel pain syndrome and tennis elbow closely resembled findings from clinical use of the OssaTron orthopedic lithotripter in Europe. Our findings were that approximately 85% (seventeen out of twenty) of the feasibility study patients treated for heel pain syndrome had a successful response to initial treatment, and that approximately 85% of the tennis elbow patients had a successful response to treatment. The study protocols for the Ossatron orthopedic lithotripter, as approved by the FDA, contain defined success/fail criteria according to which a final status for each study subject is assigned. The term "successful response to treatment" means that a study subject met the pre-defined criteria identified in the study protocol.

             About 50% of the feasibility study patients treated for tennis elbow required two treatments, as had been reported from European clinical studies of OssaTron orthopedic lithotripsy treatments of tennis elbow. The feasibility trials and our current studies reflect lower retreatment rates for the OssaTron orthopedic lithotripter than the retreatment rates reflected by published clinical results in Europe for orthopedic shock wave devices based on a different energy source (electromagnetic technology). Early findings from stage two pivotal studies for heel pain indicate that patients do gain clinical benefit from the orthotripsy treatment and that the treatment is safe.

EMPLOYEES

              We employ, on a consolidated basis, forty-one persons on a full-time basis in administration and operations. None of our employees is a member of a labor union, and we believe labor relations to be good.

POTENTIAL MANUFACTURING



              We do not currently own or operate any manufacturing facilities and have no plans to manufacture any of our products in the immediate future. We currently import our products from the manufacturer, HMT. We have the right to purchase manufacturing rights from HMT for the OssaTron orthopedic lithotripter based upon:

                   - Payment of a one-time fee of $1,000,000 for the manufacturing know-how, technical drawings, descriptions and other paperwork and associated documents necessary for the manufacture of the OssaTron orthopedic lithotripter, and

                   - A licensing fee of 10% of the net selling price for each OssaTron orthopedic lithotripter manufactured by us.

              We have the right to manufacture the LithoTron lithotripter. We intend, however, for at least the next 12 months, to continue to purchase both LithoTron lithotripters and OssaTron orthopedic lithotripters from HMT.

SUPPLIERS


              Currently we acquire all of our inventory from HMT. We have no plans to change this arrangement.


MAINTENANCE SERVICES

              Maintenance services for our products are performed by Servicetrends, a subsidiary of Integrated Healthcare Services. Integrated Healthcare Services is the second largest provider of lithotripsy services in the United States and, therefore, may be deemed a competitor of HealthTronics. However, we are satisfied with the level of service performed by Servicetrends and have no plans to change our arrangements with them.

GOVERNMENTAL REGULATION

              We will be subject to regulation by federal, state and local statutes, ordinances, regulations and codes in many facets of our business. This regulation includes licenses, permits, safety codes, zoning, truth-in-lending, workmen's compensation and related laws, as well as various consumer sales statutes and regulations. Our proposed products must be approved by the FDA prior to marketing. In addition, we are subject to acts and regulations of the Drug Enforcement Administration and the Health Care Financing Administration. We will also be subject to regulation by various regulatory agencies of the states in which we intend to sell our shares. The states impose various regulations upon the activities of health care providers such as our customers and us. Our compliance with any changes in these laws and regulations may have an adverse effect upon our business. Although we presently believe that our operations will be in compliance with applicable laws and regulations, there can be no assurance that we will continue to be able to comply with all applicable laws and regulations, or to do so without adverse consequences to our business.



              As an importer of lithotripters we are subject to specific rules and regulations of the FDA including, but not limited to, medical device reporting requirements. As the holder of the pre-market approval for the Lithotron lithotripter, we are also subject to the annual reporting requirements of the FDA.

              We have received clearance from the FDA to begin clinical trials of the OssaTron orthopedic lithotripter and have been granted FDA approval for commercial distribution of the LithoTron lithotripter subject to regulatory conditions on the uses, methods, controls, labeling and the training of operators. These restrictions involve the following:

              - The sale, distribution, and use of the device are restricted to prescription use;

              - Labeling on the device must specify the requirements that apply to the training of practitioners who may use the device;

              - We agreed to develop a protocol to collect long-term data to study the effect of the device on hypertension. This study has been completed as of the date of this prospectus; and


              - We are required to submit progress reports regarding the completion of post-approval study requirements.


              We believe we are in full compliance with these requirements.


              Federal law regulates physician ownership of, and referral to, health care service providers for services reimbursable under the Medicare or Medicaid programs through two federal acts: the Medicare and Medicaid Fraud

Prevention Act and the Omnibus Budget Reconciliation Acts. The Medicare and Medicaid Fraud Prevention Act generally prohibits the payment of any remuneration to induce or encourage the referral of patients for services reimbursable under the Medicare or Medicaid programs. The Omnibus Budget Reconciliation Acts prohibit referrals by physicians to entities with which the physicians have a financial relationship for designated health services, including inpatient and outpatient hospital services.

              On January 9, 1998 the Health Care Financing Administration published proposed regulations applicable to all designated health services. While lithotripsy is not mentioned in the proposed regulations, accompanying comments indicate that lithotripsy is included within the definition of inpatient and outpatient hospital services. While there are several exceptions and safe harbors within these federal acts and regulations, the effect may be to limit our ability to contract with limited partnerships controlled by physicians, because physicians would generally not be allowed to refer patients for treatment with lithotripters in which the physicians have an ownership interest.

COMPETITION


               Our competitors, including Dornier Medical Systems, Siemens GmbH, Medstone International, Inc., Integrated Healthcare Services, Prime Medical Services, Inc. and Storz Medical Systems, are larger and better financed than we are. They also enjoy a high degree of international name recognition for other products they manufacture. It is possible that one or more of these companies could corner the market for lithotripters through the use of extensive advertising and product discounts, even if our products prove to be superior.

               We are aware that Dornier, Siemens, Medstone and Storz, among others, are currently working on an orthotripsy device; however, to the best of our knowledge, we are the only company currently undergoing clinical trials in the United States. Siemens and Dornier have received patents for the use of shock wave therapy in orthopedics and for pain management. We, however, believe that our technique is different from the Siemens and Dornier patents and that VISSH's patent 4,979,501, HMT's patent 5,595,178 and our pending patent claims covering multiple pathologies or indications of use for orthopedic shockwave therapy do not encroach upon either the Siemens or Dornier patents.

               Our pending claims were originally filed in two separate patent applications. The first is currently being examined by the United States Patent and Trademark Office, and the second application should undergo examination later this year. None of the awarded patents or pending claims attempt to patent the OssaTron; however, they focus on patenting the use of high energy shock waves to promote healing in orthopedic problems.


               Prime Medical Services owns approximately 16% of the kidney lithotripters currently in operation in the United States, making this entity the leading provider of lithotripsy services. Integrated Healthcare Services holds the second position with approximately 8% of the estimated lithotripters in the United States. The next four largest lithotripsy providers operate only about 11% of the lithotripsy units currently in operation in the United States.

              We also compete with local private facilities and medical centers that offer lithotripsy services, including hospitals that own their own machines and local mobile service providers.

PROPERTY, EQUIPMENT AND INVENTORY

               As of December 31, 1998, we owned property, equipment and inventory, on a consolidated basis, with a net book value of $6,113,915. We currently lease 6,275 square feet of office space in Marietta, Georgia at a monthly rental of $3,921. Our lease expires on May 15, 2000. We intend to perform all of our administrative functions from our current facility. We believe this space is adequate to meet our foreseeable future needs. Servicetrends, our current repair service provider for LithoTron and OssaTron customers, utilizes its own facility in Kennesaw, Georgia to support our logistics operations including final assembly of the product, warehousing inventory units and repair parts, and shipping repair parts and complete systems.

JOINT VENTURES, SUBSIDIARIES AND DISTRIBUTORS

              On March 7, 1997 HealthTronics entered into a distributorship agreement with US Lithotripsy. This agreement granted US Lithotripsy an exclusive license to sell, lease and distribute our products in multiple states. On March 7, 1997 HealthTronics also entered into an entity interest agreement with US Lithotripsy and Litho Management, Inc., the sole general partner of US Lithotripsy. According to the entity interest agreement, we received a 40% interest in US Lithotripsy (a 39.6% limited partnership interest plus a .4% general partner interest) in return for 200,000 shares of HealthTronics stock. Our stock transfer was accomplished through a Private Placement Memorandum on June 1, 1997.

              On May 1, 1998 HealthTronics became the sole general partner of US Lithotripsy by purchasing 100% of the outstanding common stock of Litho Management for 700,000 shares of our common stock. At the same time, the territory in which US Lithotripsy has exclusivity was reduced to 4 states.

              As of December 31, 1998, US Lithotripsy is the general partner in twelve limited partnerships and the limited partner in six limited partnerships, all of which provide lithotripsy services. US Lithotripsy has formed an additional five partnerships since December 31, 1998 through the date of this Prospectus.

              On September 9, 1998 we exchanged 300,000 of our shares with three shareholders of ours, Messrs. H. Patrick Hezmall, David Ellis and Wade Lowery, who were also the sole shareholders of HLE Corp., a Texas corporation, in exchange for all of the issued and outstanding shares of HLE Corp. The assets of HLE Corp. consist of a 30% limited partnership interest in Metro I Stone Management, Ltd., a Texas limited partnership. Because we, as sole general partner of US Lithotripsy, have already consolidated Metro I Stone Management, Ltd., this transaction effectively represents an acquisition of additional interest in the operations of Metro I Stone Management, Ltd.

              Florida Lithology, Inc., was incorporated in Florida on September 15, 1998. On October 23, 1998, HealthTronics became a 45.5% shareholder in Florida Lithology, Inc. Florida Lithology, Inc. is a 55% co-general partner in Florida Lithology, Ltd., a Florida limited partnership that provides lithotripsy services in the state of Florida. We are also a 20% limited partner in Florida Lithology, Ltd. Argil Wheelock, MD, our chairman and CEO, serves as the chairman and as the president of Florida Lithology, Inc.

              Each of the HealthTronics subsidiaries or consolidated entities are shown on the following chart:

                         [SEE CHART ON FOLLOWING PAGE]

------------------------------------------------------------------------------------------------------------------------------------
                                                        HealthTronics, Inc.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Bone & Joint Treatment
     US LITHOTRIPSY, LP                       Litho Management, Inc.                  HLE, Inc.             Centers of South FL
                                            HealthTronics Interest 100%     HealthTronics Interest 100%   HealthTronics Interest 60%
                                                                                                          --------------------------
USL has an interest in the               LMI is a General Partner in the    HLE is a Limited Partner in
   following entities:                        Following partnership:         the following Partnership:
---------------------------------------  -------------------------------    ----------------------------
Metro I Stone Management, Ltd       10%  US Lithotripsy, LP 0.6%              Metro I Stone Management,
---------------------------------------  -------------------------------             Ltd.  30%
Mississippi Valley I Stone                  Mississippi Valley I Stone      ----------------------------
Management Limited                  30%  Management Limited 1%
---------------------------------------  -------------------------------
AESL Limited Partnership            20%
---------------------------------------
East Texas Stone Management,
Ltd.                                10%
---------------------------------------
Dallas Stone Management, LP         10%
---------------------------------------
Tulsa Stone Management, LP          99%
---------------------------------------
Tyler Stone Management, LP          31%
---------------------------------------
Tyler Stone Services. LP            99%
---------------------------------------
South Central Missouri
Management, LP                      10%
---------------------------------------
SE Colorado Lithotripsy, LP         10%
---------------------------------------
Mississippi Valley II Stone
Management, LP                      10%
---------------------------------------
Missouri Valley Lithotripsy, LP     10%
---------------------------------------
North Central Texas Lithotripsy,
LP                                  99%
---------------------------------------
White River Lithotripsy, LP         10%
---------------------------------------
Central Texas Lithotripsy, LP       99%
---------------------------------------
Central Dallas Lithotripsy, LP      10%
---------------------------------------
Western Colorado Lithotripsy, LP    99%
---------------------------------------
Oklahoma Lithotripsy, LP            10%
---------------------------------------
Central Missouri Lithotripsy, LLC   31%
---------------------------------------
Continued
------------------------------------------------------------------------------------------------------------------------------------
                                                        HealthTronics, Inc.
------------------------------------------------------------------------------------------------------------------------------------
      Tenn-Ga Prostate                Lithowest, LLC                      Florida Lithology, Inc.              Lithowest, LLC
       Therapies, LLC            HealthTronics Interest 50%             HealthTronics Interest 45.5%      HealthTronics Interest 60%
 HealthTronics Interest 67%
----------------------------     ----------------------------             FLI is a General Partner        --------------------------
                                                                              in the following
                                                                                partnership:
                                                                        -----------------------------
                                                                          Florida Lithology, Ltd.
                                                                                    55%
                                                                        (HealthTronics is also a 20%
                                                                          Limited Partner in this
                                                                                partnership)
                                                                        -----------------------------

Of the partnerships listed in the chart above in which US Lithotripsy has an interest, the following summarizes US Lithotripsy's type of ownership interests.

USL is the General Partner in the following partnerships:

     -  East Texas Stone Management, Ltd
     -  Dallas Stone Management, LP
     -  Tyler Stone Management, LP
     -  South Central Missouri Management, LP
     -  SE Colorado Lithotripsy, LP
     -  Missouri Valley Lithotripsy, LP
     -  Central Dallas Lithotripsy, LP
     -  Oklahoma Lithotripsy, LP
     -  Mississippi Valley II Stone Management, LLP

USL is a Limited Partner in the following partnerships:

     -  Mississippi Valley I Stone Management, LP
     -  AESL Limited Partnership

USL is the General Partner and a Limited Partner in the following partnerships:

     -  Metro I Stone Management, Ltd.
     -  Tulsa Stone Management, LP
     -  Tyler Stone Services, LP
     -  North Central Texas Lithotripsy, LP
     -  Central Texas Lithotripsy, LP
     -  Western Colorado Lithotripsy, LP

             We are currently a 67% owner of Tenn-Ga Prostate Therapies, L.L.C., "Tenn-Ga Prostate"' a Tennessee Limited liability company that owns and operates a mobile Prostatron device. A Prostatron is a medical device that uses Microwave energy to treat prostate enlargement. The remaining 33% of Tenn-Ga Prostate is owned by physicians who practice in the market served by Tenn-Ga Prostate. Tenn-Ga Prostate provides prostate therapy services to various hospitals in the Southeast. Argil Wheelock, M.D., our chairman and CEO, is the chief manager of Tenn-Ga Prostate.

              On December 14, 1998, we became a 60% owner of Lithowest, LLC, an Arizona limited liability company formed on December 4, 1998, to provide lithotripsy services in Arizona.

PATENTS, TRADEMARKS AND LICENSES

              The OssaTron orthopedic lithotripter, the invention subject to our patents and patent applications, is an apparatus used, among other considerations, for the medical treatment of the pathological state of bones. VISSH was the holder of a patent entitled: "Method and Apparatus for Medical Treatment of the Pathological State of Bones" (U.S. Patent Number 4,979,501). The patents and patent applications for Australia, Canada, Hungary, South Korea, Russia, Japan, China and the United States were sold by VISSH to HMT High Medical Technologies. VISSH retained the Bulgarian patent. On January 21, 1997, a U.S. Patent for a "System, Method and Apparatus for Treatment of Degenerative Bone" was awarded to the principals of HMT, and assigned to HMT (U.S. Patent Number 5,595,178). There is no patent for the LithoTron lithotripter.

              HMT granted a license regarding U.S. Patent Number 4,979,501 and Canadian Patent Number 1,330,580, the original license, to HealthTronics on June 3, 1995. The original license provides HealthTronics with a non-exclusive license to make, use, lease, or sell shock wave equipment for medical treatment. The original license was acquired for $100,000. HMT reserved the patents and patent applications for Australia, Hungary, South Korea, Russia, Japan and China. The original license could be terminated by either party upon default after 30 days written notice. On August 7, 1996 the original license was amended to specifically grant to us an exclusive license to make, use, lease or sell shock wave equipment for medical purposes. This amended license is effective for a term of 5 years beginning on the date pre-market approval is granted by the FDA and is automatically renewable for subsequent 5 year terms provided that we have met an average annual sales commitment over the preceding five years of at least 20 OssaTron orthopedic lithotripters. If we fail to meet this sales commitment, the amended license may be terminated by HMT upon 12 months notice given at least 12 months prior to the expiration of the 5 year term then in effect. The amended license also grants to us the exclusive rights to manufacture the OssaTron orthopedic lithotripter and its accessories, spare parts, consumables and disposables, upon payment of a fee of $1,000,000 and a licensing fee not to exceed 10% of our net selling price for each Company manufactured unit sold.

              Subsequently, we entered into an agreement with HMT entitled:
"Second Amendment to Patent License Agreement". This agreement added Patent Number 5,595,178 to the original license and the amended license.

              Messrs. John F. Warlick, Roy S. Brown, Argil Wheelock, MD and
John Ogden, MD, a consultant to, and shareholder of, HealthTronics, have filed a patent application with the United States Patent and Trademark Office for an invention entitled "Method for Using Acoustic Shock Waves in the Treatment of Medical, Dental and Veterinary Conditions." The application is still under review. This filing is for additional uses for the OssaTron orthopedic lithotripter and has been assigned to us for no consideration. In addition, in 1998 we filed seventy-two patent claims for additional uses for the OssaTron orthopedic lithotripter.

              On November 22, 1994 HMT entered into a distributorship agreement with HealthTronics granting HealthTronics exclusive distribution rights for the OssaTron orthopedic lithotripter and related parts and consumables for the United States (including Puerto Rico, the U.S. Virgin Islands and Guam), Canada and Mexico. As part of this agreement, HealthTronics committed to purchase 10 OssaTron orthopedic lithotripter units per year over the life of the agreement after FDA pre-market approval, and HMT agreed to warrant the OssaTron orthopedic lithotripters for 12 months at no cost to HealthTronics. This distributorship agreement is for an indefinite period of time and may be terminated at any time for cause, such as bankruptcy, default in payment, failure to perform or failure of HealthTronics to meet its purchase commitment, or upon 12 months notice by either party, after November 11, 2000.

              On January 24, 1996 HMT entered into an agreement with us granting us exclusive distribution rights for the LithoTron lithotripter and related parts and consumables for the United States (including Puerto Rico, the U.S. Virgin Islands and Guam), Canada and Mexico. As part of this agreement, we committed to purchase 12 LithoTron lithotripter units per year over the life of the agreement after FDA pre-market approval, and HMT agreed to warrant the LithoTron lithotripters for 12 months at no cost to us. This distributorship agreement is for an indefinite period of time and may be terminated at any time for cause, such as bankruptcy, default in payment, failure to perform or our failure to meet our purchase commitment or, upon 12 months notice by either party, after January 22, 2001. Both we and HMT have been and remain in full compliance with this agreement.

              On June 20, 1996 we received from HMT a right to manufacture both the LithoTron lithotripter and the OssaTron orthopedic lithotripter, including all drawings, technical descriptions, supplies and all other information requested by us to enable us to manufacture both the LithoTron lithotripter and the OssaTron orthopedic lithotripter. While this right does not subject us to additional payments with respect to the LithoTron lithotripter, manufacturing of the OssaTron orthopedic lithotripter is subject to the one-time payment of $1,000,000 and a licensing fee not to exceed 10% of our net selling price for each company-manufactured unit sold. We have no present plans to engage in manufacturing activities.

              We have pending trademark registrations for "Ossatripsy" and "Osteotripsy". In addition, we have been awarded the trademark registration for "Orthotripter", "OssaTron" orthopedic lithotripter, "Orthotripsy", "NewTrode" and "LithoTron" lithotripter.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

         The name and positions of our executive officers and directors as of the date of this prospectus are set forth below. The term of office of each director is for a period of one year, or until the next annual shareholders, meeting, whichever occurs first.

-----------------------------------------------------------------
      Name                              Position Held
-----------------------------------------------------------------

Argil J. Wheelock, MD           Chairman and CEO (Since July 1,
                                1996)
                                Director (Since December 23,
                                1994)
-----------------------------------------------------------------
Roy S. Brown                    President and COO (Since May
                                31, 1996)
                                Director (Since December 31,
                                1995)
-----------------------------------------------------------------
Scott Cochran                   Secretary/Treasurer (Since
                                December 23, 1994)
                                Director (Since December 23,
                                1994)
-----------------------------------------------------------------
John F. Warlick                 Executive Vice President (Since
                                December 1, 1996)
-----------------------------------------------------------------
Marie Marlow                    Vice President of Clinical and
                                Regulatory Affairs (Since
                                September 1, 1996)
-----------------------------------------------------------------
Joachim Voss                    Director (Since December 23,
                                1994)
-----------------------------------------------------------------
Victoria Beck                   Chief Financial Officer (Since
                                August 1, 1997)
-----------------------------------------------------------------
Jon Burke                       Director (Since February 1, 1998)
-----------------------------------------------------------------

BIOGRAPHICAL INFORMATION

ARGIL J. WHEELOCK, M.D. (51) - Dr. Wheelock was a practicing, board-certified urologist in Chattanooga, Tennessee from 1979 until 1996. Since July 1, 1996 he has worked exclusively as chief executive officer of HealthTronics. From November, 1994 until June 30, 1996, he worked for Phymatrix, a NASDAQ listed company that specializes in physician practice management, in the Lithotripsy Division. From July, 1991, until November, 1994, he was vice president in charge of Lithotripsy Services at Coram Healthcare, a NYSE listed company engaged in home health care. Dr. Wheelock is the president, a director and a shareholder of NGST, a Tennessee corporation engaged in mobile lithotripsy through partnerships; a shareholder of Cobb Regional Lithotripter Services, Inc.; the managing general partner of TennGa Stone Group Two; the Chief Manager of Tenn-Ga Prostate; a minority partner in TennGa Stone Group Two; and the chairman and president of Florida Lithology, Inc., a Florida corporation engaged in providing lithotripsy services through a limited partnership.

ROY S. BROWN (51) - Mr. Brown was the president of Servicetrends, Inc., a company that services equipment for us, until May 30, 1996. Prior to this he served as: vice president of Sales and Marketing for Intra-Sonix of Burlington, Massachusetts, a medical equipment manufacturing company (1994 to 1995); as the owner of Andex products, an international business consulting firm in Lawrenceville, Georgia (1992 through 1994); and as executive vice president of Sales and Marketing for Dornier Medical Systems, a manufacturer of medical equipment located in Munich, Germany (from 1984 to 1992). Mr. Brown holds the equivalent of a B.A. in International Business from Industry and Trade School in Hannover, Germany.

JOHN F. WARLICK (37) - Mr. Warlick, who holds a B.S. in Financial Management from Clemson University, was the vice president of Sales for, the past president of and a director of Servicetrends, Inc., from April, 1991 until September, 1996. Prior to this, he was the Sales operations manager of Dornier Medical Systems (from 1985 until 1988), the vice president of Sales for Energy Four (from 1989 until 1991) and the president of OssaTronics, our predecessor, from its inception.

JOACHIM VOSS (60) - Mr. Voss, a resident of Germany, has an engineering degree from the Engineering School of Bielefeld, Germany. With a background of twenty-five years in marketing and engineering of high technology products for aerospace and medical application, he worked from 1989 through 1996 as managing director and as marketing director of HMT, the corporation that developed and manufactures both the LithoTron lithotripter and the OssaTron orthopedic lithotripter. Mr. Voss has now retired from his active role in HMT, but still works as a consultant to HMT and its German affiliate company.



SCOTT COCHRAN (37) - Mr. Cochran is a partner with the law firm of Cochran, Camp and Snipes in Smyrna, Georgia, and has held this position since 1988. He received an A.A. degree from Young Harris College, a B.A. from Emory University and a J.D. from Mercer Law School. Mr. Cochran's law firm also serves as outside counsel to us.



MARIE MARLOW (45) - From May of 1995 until August, 1996, she served as a Technical Advisor for Quintiles/BRI of Rockville, Maryland, a leading consultant and evaluation entity to the medical industry with respect to FDA regulatory and product study issues. Prior to this she served as: director of Regulatory and Clinical Affairs for Cambridge Heart, Inc. of Bedford, Massachusetts (February of 1994 to May, 1995); director of Regulatory Affairs for Bard Electrophysiology, a division of C.R. Bard, Inc. of Billerica, Massachusetts, a NYSE traded company primarily engaged in the field of medical equipment and related technology; (September, 1993 until February, 1994); and director of Clinical and Regulatory Affairs for Intra-Sonix, Inc. of Burlington, Massachusetts, a Massachusetts based start-up company which developed an integrated ultrasound and laser device for medical purposes (June, 1989 to August, 1993). Ms. Marlow holds a diploma in Nursing from the California Hospital School of Nursing Now the USC School of Nursing.

VICTORIA BECK (43) - Ms. Beck graduated from Georgia State University in 1981 with a degree in accounting. From 1982 until mid 1987 she worked for the international accounting firm of Price Waterhouse. From mid 1987 until mid 1994 she was the controller of Miller/Zell, a Georgia company engaged in the manufacturing and design of visual merchandising systems. From mid 1994 until July of 1997, Ms. Beck was an independent certified public accountant practicing in, and certified in, the state of Georgia.

JON BURKE (52) - Mr. Burke has served as a director of HealthTronics since February, 1998. He is presently the managing member of Capital Appreciation Management Company, L.L.C., which is the managing general partner of an Atlanta-based merchant banking fund specializing in acquiring controlling interests in companies located in the southeastern United States. Mr. Burke is also a principal with Brown Burke Capital Partners, Inc., which provides financial advisory services to middle market companies in connection with mergers and acquisitions and financing. Mr. Burke also serves as a director of United Companies Financial Corporation, a financial services holding company engaged in consumer lending. From 1973 to 1996, Mr. Burke was employed by the Robinson-Humphrey Company, Inc., most recently serving as a senior vice president and the head of its financial institutions/banking research.

EXECUTIVE COMPENSATION

         The following table sets forth the aggregate direct annual remuneration paid to our executive officers and directors. We do not have any long-term incentive plans or stock appreciation rights:


                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------
                                                                                                    Long Term
                                                Annual Compensation                            Compensation Awards
---------------------------------------------------------------------------------------------------------------------
     Name & Principal          Year          Salary ($)        Bonus        Other Annual       Securities Underlying
         Position                                               ($)         Compensation            Options(#)
                                                                                 ($)
---------------------------------------------------------------------------------------------------------------------
Argil J. Wheelock, MD       Fiscal Year     $   97,440      $   6,062      $       0                    0
Chairman & CEO              Ended
                            12/31/98
---------------------------------------------------------------------------------------------------------------------
Roy S. Brown                Fiscal Year         97,440          5,675          7,000                    0
President & COO             Ended
                            12/31/98
---------------------------------------------------------------------------------------------------------------------
John F. Warlick             Fiscal Year         97,440          6,081          3,500                    0
Executive Vice              Ended
President                   12/31/98
---------------------------------------------------------------------------------------------------------------------
Marie Marlow                Fiscal Year        108,882          1,710              0               75,000
Vice President              Ended
                            12/31/98
---------------------------------------------------------------------------------------------------------------------
Scott Cochran               Fiscal Year              0              0              0                    0
Secretary                   Ended
                            12/31/98
---------------------------------------------------------------------------------------------------------------------
Victoria Beck               Fiscal Year         85,131          2,521              0                5,000
Chief Financial Officer     Ended
                            12/31/98
---------------------------------------------------------------------------------------------------------------------
Jon Burke                   Fiscal Year              0              0              0                    0
Director                    Ended
                            12/31/98
---------------------------------------------------------------------------------------------------------------------

         In addition to their annual remuneration, executive officers of ours who are also employees may be entitled to participate in our 401(K) plan. These amounts are shown in the "Bonus" Column above. Also shown in the "Bonus" column are certain valuations for insurance paid by us for Messrs. Wheelock ($1,776) and Brown ($1,389).



         Mr. Cochran, as counsel to us, will also bill us for legal services rendered to HealthTronics. Mr. Brown receives the use of a Company automobile. We have valued this use at approximately $7,000 per annum.

         Certain options that may be available to Ms. Beck premised upon her continued service to us have not been included in this table. Mr. Warlick began receiving a car allowance of $500 per month in 1998.



Option Exercise

         On December 23, 1996 the Board of Directors approved the issuance of options for up to 350,000 shares at prices and terms to be determined at the discretion of the Board. Subsequently, the Board increased the authorized options to 550,000 shares at an exercise price from $1.00 to $3.00 per Share. While no formal written option plan exists, as of the date of this prospectus, the Board has issued options for an aggregate of 454,000 shares to 31 persons, including promoters, officers, directors, employees and consultants to us. Except as noted in the table below, all options expire on December 31, 2000 or December 31, 2001. All but 108,000 of these options are currently exercisable.

         On April 14, 1997 the Board of Directors granted stock options, exercisable at $1.00 per Share (our management has valued these shares underlying the stock options at a price of $1.00 per Share, the fair market value of the shares at issuance as determined by our management in the absence of a readily trading market) to Messrs. Wheelock (65,000 shares), Brown (9,000 shares) and Warlick (9,000 shares) in exchange for personal payment guarantees provided by these officers on our behalf.



         We have not issued any stock appreciation rights and do not have a long-term incentive plan. The options held by our management as of the date of this prospectus are exercisable as shown by the following table:

                               OPTION GRANT TABLE

-----------------------------------------------------------------------------------------------------------------
Name and Title           Number of                Percent of Total        Exercise Price ($)     Expiration Date
                         Securities               Options Granted to
                         Underlying Options       Employees and
                         Granted (#)              Others
-----------------------------------------------------------------------------------------------------------------

Argil Wheelock,          90,000                   19.82%                  $1.00                   12/31/2000
MD (Chairman and
CEO)
-----------------------------------------------------------------------------------------------------------------
Roy S. Brown             29,000                    6.39%                  $1.00                   12/31/2000
(President, COO and
Director)
-----------------------------------------------------------------------------------------------------------------
John F. Warlick          19,000                    4.18%                  $1.00                   12/31/2000
(Executive Vice
President)
-----------------------------------------------------------------------------------------------------------------
Marie Marlow (Vice       10,000                    2.20%                  $1.00                   12/31/2000
President of Clinical     5,000                    1.10%                  $3.00                   12/31/2001
and Regulatory           50,000                   11.01%                  $3.00                   12/31/2002
Affairs)                 25,000                    5.51%                  $3.00                   12/31/2003
-----------------------------------------------------------------------------------------------------------------
Victoria Beck            15,000                    3.30%                  $1.00                   12/31/2000
(CFO)                    10,000                    2.20%                  $1.00                   12/31/2001
                          5,000                    1.10%                  $3.00                   12/31/2001
-----------------------------------------------------------------------------------------------------------------
Jon Burke (Director)     50,000                   11.01%                  $1.00                   12/31/2000
-----------------------------------------------------------------------------------------------------------------



         On March 25, 1998 we entered into an incentive option agreement with Marie Marlow, our Vice President of Regulatory and Clinical Affairs. As an incentive to Ms. Marlow, she received additional options to purchase 75,000 shares at $3.00 per Share. The full 75,000 shares will vest on December 31, 2002. However, if we receive FDA approval of the OssaTron orthopedic lithotripter prior to December 31, 2002, we will accelerate the vesting of certain of the options as follows:

         - if approval by December 31, 1999, then we will accelerate options on 60,000 shares

         - if approval between January 1 and March 31, 2000, then we will accelerate options on 45,000 shares

         - if approval between April 1 and June 30, 2000, then we will accelerate options on 30,000 shares

         - if approval between July 1 and September 30, 2000, then we will accelerate options on 15,000 shares

         In the event that any options vest early, any remaining options will vest on December 31, 2002.

         Under Victoria Beck's employment agreement, Ms. Beck was provided with options to purchase up to 25,000 shares at $1.00 per Share, contingent upon Ms. Beck's continued employment with us at the time the options become vested. This vesting schedule is as follows: 10,000 shares on July 11, 1997; 5,000 shares on July 31, 1998; 5,000 shares on July 31, 1999 and 5,000 shares on July 31, 2000.

Employment Agreements

         On July 11, 1997, HealthTronics entered into an employment agreement with Ms. Victoria Beck to be HealthTronics Chief Financial Officer at an annual salary of $85,000. The agreement also provided Ms. Beck with 25,000 options at $1.00 per share awarded pursuant to a schedule of continued employment to July 31, 2000.

         On September 1, 1996, HealthTronics entered into an employment agreement with Ms. Marie Marlow to be HealthTronics Vice President of Clinical and Regulatory Affairs at an annual salary of $108,000. The agreement also provided Ms. Marlow with a $25,000 signing bonus.

Retirement Plan

          On January 1, 1996 we adopted a 401(K) retirement plan. The Plan provides that eligible employees may authorize us to withhold from 1% up to 12% of compensation including up to 100% of cash bonuses paid by us, as defined in the plan. However, the total amount withheld by us on behalf of each employee may not exceed $10,000 for any taxable year. The plan provides that we may make a matching contribution not to exceed 6% of the employee's compensation for employees that have been employed for at least six months with us. We contributed $28,111 to the plan in 1998 and $10,300 in 1997.

Compensation of Directors

         Directors do not currently receive any compensation.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of HealthTronics' stock, as of March 31, 1999 and as adjusted to reflect the sale of the shares offered hereby, of each person known by us to beneficially own more than five percent of HealthTronics' outstanding stock, each current director, each executive officer and all directors and executive officers of HealthTronics as a group. "Beneficial ownership" is defined by the regulations issued by the SEC as having or sharing, directly or indirectly, voting power, which includes the power to vote or to direct the voting, and/or investment power, which includes the power to dispose of or to direct the disposition of the shares of the stock indicated. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 1999 are deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding such options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Applicable percentage ownership in the table is based on 9,665,342 shares outstanding as of March 31, 1999 and 10,665,342 shares outstanding immediately following completion of this offering.

         Each person is the record owner of the shares indicated and possesses the sole voting and investment power with respect to shares unless otherwise indicated.

-------------------------------------------------------------------------------------------------------------
                                                                                     Percentage of Class
-------------------------------------------------------------------------------------------------------------
Name of Owner and Current                Amount of Beneficial Ownership         (Current)         As Adjusted
Address
-------------------------------------------------------------------------------------------------------------
Argil Wheelock, MD                       1,508,800 Shares                       15.47%            14.03%
425 Franklin Road, Suite 545
Marietta, GA  30067
-------------------------------------------------------------------------------------------------------------
John F. Warlick                          1,348,800 Shares                       13.93%            12.62%
425 Franklin Road, Suite 545
Marietta, GA  30067
-------------------------------------------------------------------------------------------------------------
Roy S. Brown                             1,002,200 Shares                       10.34%             9.37%
425 Franklin Road, Suite 545
Marietta, GA  30067
-------------------------------------------------------------------------------------------------------------
Werner Schwarze                            500,000 Shares                        5.17%             4.69%
High Medical Tech.
Bachstrasse 8
CH-8280 Kreuzlingen
Switzerland
-------------------------------------------------------------------------------------------------------------
Walter Uelbelacker                         500,000 Shares                        5.17%             4.69%
High Medical Tech.
Bachstrasse 8
CH-8280 Kreuzlingen
Switzerland
-------------------------------------------------------------------------------------------------------------
Joachim Voss                               500,000 Shares                        5.17%             4.69%
Garlstorfer Str. 5
Egestorf, D-21272
Germany
-------------------------------------------------------------------------------------------------------------
Karl Heinz Restle                          500,100 Shares                        5.17%             4.69%
High Medical Tech.
Bachstrasse 8
CH-8280 Kreuzlingen
Switzerland
-------------------------------------------------------------------------------------------------------------
Jon Burke                                   75,000 Shares                        0.77%             0.70%
425 Franklin Road, Suite 545
Marietta, GA  30067
-------------------------------------------------------------------------------------------------------------
Scott Cochran                              166,000 Shares                        1.72%             1.56%
425 Franklin Road, Suite 545
Marietta, GA  30067
-------------------------------------------------------------------------------------------------------------
Victoria Beck                               15,000 Shares                        0.15%             0.14%
425 Franklin Road, Suite 545
Marietta, GA  30067
-------------------------------------------------------------------------------------------------------------
Marie Marlow                                38,000 Shares                        0.39%             0.36%
613 7th Street, NE
Washington, DC  20002
-------------------------------------------------------------------------------------------------------------
HMT Group(8)                             2,000,400 Shares                       20.70%            18.75%
Bachstrasse 8
CH-8280 Kreuzlingen
Switzerland
-------------------------------------------------------------------------------------------------------------
House Group(9)                           1,140,400 Shares                       11.80%            10.69%
800N. Arbrook Blvd.
Suite 320
Arlington, TX 76015
-------------------------------------------------------------------------------------------------------------
All Officers and Directors As a          4,653,800 Shares                       47.09%            42.76%
group (8 persons)
-------------------------------------------------------------------------------------------------------------

         Dr. Wheelock's beneficial ownership includes presently exercisable options to purchase up to 90,000 shares of our stock at a purchase price of $1.00 per share.

         Mr. Warlick's beneficial ownership includes presently exercisable options to purchase up to 19,000 shares of our stock at a purchase price of $1.00 per share. 1,328,800 of the shares shown in the table are owned of record by Ty Warlick, Mr. Warlick's wife. Mr. Warlick disclaims record or beneficial ownership of any of the shares owned by Ty Warlick.

         Mr. Brown's beneficial ownership includes presently exercisable options to purchase up to 29,000 shares of our stock at a purchase price of $1.00 per share.

         Mr. Burke's beneficial ownership includes presently exercisable options to purchase up to 50,000 shares of our stock at a purchase price of $1.00 per share.

         Mr. Beck's beneficial ownership includes options to purchase up to 15,000 shares of our stock at a purchase price of $1.00 per share, all of which are exercisable within 60 days of March 31, 1999.

         Ms. Marlow's beneficial ownership includes options to purchase up to 10,000 shares of our stock at a purchase price of $1.00 per share and 5,000 shares at a purchase price of $3.00 per share, all of which are exercisable within 60 days of March 31, 1999.

         The HMT Group consists of a group of shareholders who are party to a stock voting agreement. The agreement was entered into on March 15, 1999, amended and restated as of April 26, 1999 and has no termination date. The agreement provides that each member shall vote his shares as a block with the other members, as determined by vote of a majority of the members. The following are the members of the HMT Group: Karl Heinz Restle, Werner Schwarze, Walter Uelbelacker and Joachim Voss and each can be contacted at the address listed in the table.

         The House Group consists of a group of shareholders who are party to a stock voting agreement. The agreement was entered into on September 30, 1998 and terminates on September 30, 2003. The agreement appoints John House, M.D. as voting trustee and gives him the exclusive right to vote any and all shares received or to be received by the members. No other voting rights or powers are given.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following persons may be deemed promoters of HealthTronics: John Warlick, Karl Heinz Restle, Argil Wheelock, Scott Cochran, and Roy Brown. Each of the promoters either has received, or is receiving, a salary from HealthTronics except Karl Heinz Restle and Scott Cochran. Each of the promoters has received, or beneficially owns, the following amounts of shares, including currently excercisable options to purchase shares, of HealthTronics and has delivered to HealthTronics the indicated consideration:

                      Promoter                    Shares                    Consideration
                      --------                    ------                    -------------
                      John Warlick                1,348,800                 $155,000 and services
                      Karl Heinz Restle             500,100                 $ 24,280 and services
                      Joachim Voss                  500,000                 $ 23,980 and services
                      Argil Wheelock              1,508,800                 $181,480 and services
                      Scott Cochran                 166,000                 $ 10,000 and services
                      Roy Brown                   1,002,200                 $ 37,000 and services
                      Werner Schwarze               500,000                 $ 23,980
                      Walter Uebelacker             500,000                 $ 23,980

         Karl Heinz Restle, a major shareholder of HealthTronics, is the president of HMT. HMT owns the United States and Canadian patents that have been licensed to us. HMT is also the supplier of LithoTron lithotripters and OssaTron orthopedic lithotripters to us. Joachim Voss, a director of ours, works as a consultant to HMT. During the year ended December 31, 1997 we paid $2,993,226 to HMT and during the year ended December 31, 1998 this amount was $6,069,877.

         John Warlick, Executive Vice President and a major shareholder of HealthTronics, is a former director and the former president of Servicetrends, Inc., a Georgia corporation that has contracted with us to provide installation and maintenance service for the LithoTron lithotripter and OssaTron orthopedic lithotripter. All of our installation and maintenance is currently performed by Servicetrends. In addition, Roy S. Brown, our President, is also a past-president of Servicetrends. Several officers and employees of Servicetrends are shareholders of ours. During the year ended December 31, 1997 we paid $136,242 to Servicetrends and during the year ended December 31, 1998 this amount was $542,344.

         On April 19, 1996 John F. Warlick agreed to transfer 499,800 shares to Dr. Wheelock. This transfer primarily formalized a previous verbal agreement between Dr. Wheelock and HealthTronics to increase the ownership level of Dr. Wheelock to be consistent with his holdings in HealthTronics of HealthTronics. In addition, Dr. Wheelock agreed to the following:

              - The purchase by an investor group of an OssaTron orthopedic lithotripter at a price of not less than $250,000 and the entering into of an investigatory device exemption agreement within 90 days.

         - The raising of a minimum of $300,000 by purchasing or causing outside investors to purchase 3% of the then outstanding shares at a price of $300,000 and

         -        A commitment to an ongoing participation in our business.

         As of the date of this prospectus, all of these conditions have been performed by Dr. Wheelock and he continues in an ongoing participation in our business. However, Dr. Wheelock is not contractually obligated to us per these agreements.

         In addition, on April 19, 1996 Mr. Warlick received 100,000 shares in exchange for the cancellation of an initial loan of $100,000 to us.


         On April 1, 1997 Dr. Wheelock loaned $650,000 to Tenn-Ga Prostate in order to allow Tenn-Ga Prostate to purchase a Prostatron (a medical device that uses microwave energy to treat prostate enlargement) and a vehicle to transport the Prostatron. This loan was subsequently repaid to Dr. Wheelock.


         Dr. Wheelock is a general partner of TennGa Stone Group Two and a shareholder of Cobb Regional Lithotripter Services, Inc., a corporation providing mobile lithotripsy services in Cobb County, Georgia. Dr. Wheelock is also the chairman and president of Florida Lithology, Inc., a Florida corporation that is a general partner in a limited partnership offering lithotripsy services in Florida.

         Atlanta Medical Center, formerly Georgia Baptist Hospital, is currently testing the OssaTron orthopedic lithotripter. One of our shareholders is a director of that hospital.

         US Lithotripsy is a Texas limited partnership that has entered into a distributor agreement with us. We exchanged 200,000 shares of our stock, issued to 4 owners of US Lithotripsy, in exchange for a 40% interest in US Lithotripsy (This 40% interest consisted of a .4% general partnership interest and a 39.6% limited partnership interest). This exchange was effected by a private placement memorandum dated June 1, 1997.

         On May 1, 1998, we acquired 100% of the outstanding shares of Litho Management, Inc., the other corporate general partner of US Lithotripsy for 700,000 of our shares and thus became the sole general partner of US Lithotripsy. In addition to distributing our products, US Lithotripsy has, along with Litho Management, Inc., organized, and US Lithotripsy shall continue to organize, limited partnerships with practicing urologists as limited partners for the ownership and operation of LithoTron lithotripters. As of the date of this prospectus, US Lithotripsy has formed eighteen limited partnerships with various urologists in exchange for limited partnership and/or general partnership interests and a 7.5% management fee. It should be noted that proposed FDA regulations could inhibit physician ownership of these limited partnerships. Several shareholders of HealthTronics are limited partners in US Lithotripsy and the limited partnerships of which US Lithotripsy is the general partner.

         On September 9, 1998 we exchanged 300,000 of our shares with three shareholders of HealthTronics (Messrs. H. Patrick Hezmall, David Ellis and Wade Lowery) who were also the sole shareholders of HLE Corp., a Texas corporation, for all of the issued and outstanding shares of HLE Corp. The assets of HLE Corp. consist of a 30% limited partnership interest in Metro I Stone Management, Ltd., a Texas limited partnership.

         We, as well as some executive officers of HealthTronics (Messrs. Wheelock, Brown and Warlick), have guaranteed approximately $2,231,215 in debt owed by the limited partnerships in which US lithotripsy is the general partner and a $650,000 line of credit to us extended by First Tennessee Bank National Association. Of this amount, Messrs. Wheelock, Brown and Warlick may be personally liable on our line of credit from First Tennessee Bank National Association for up to $108,333 each, plus interest and some expenses. Messrs. Wheelock, Brown and Warlick received options of HealthTronics in exchange for their personal guarantees.

         We paid consulting fees totaling $144,000 and $21,800 during 1998 and 1997, respectively, to individuals in the medical field that are shareholders of our Company.


         We believe that all of our transactions with related parties were conducted on terms no less favorable to us than terms that were available from unaffiliated third parties.



                                    DILUTION

         "Dilution" means the difference between the public offering price ($6.00 per Share) and the pro forma net tangible book value per Share after giving effect to this offering. Net tangible book value per Share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The following table illustrates the dilution of a new investor's equity as of December 3, 1998.

         As of December 31, 1998, we had issued 9,665,342 shares to our current officers, directors and shareholders in exchange for $4,203,226 in cash (an average of approximately $0.43 per Share) and for the officers and directors efforts in organizing our Company; the exchange of a 40% ownership interest in US Lithotripsy; a 100% ownership interest in Litho Management, Inc.; and a 100% ownership interest in HLE Corp.

         The net tangible book value of HealthTronics as of December 31, 1998 was $4,437,753 or approximately $.46 per share. If the minimum offering is sold, our pro forma net tangible book value, after deducting offering expenses estimated at $360,000, would be approximately $4,577,757, or approximately $.47 per Share, which represents an increase of approximately $.01 in the net tangible book value per share to present shareholders and an immediate dilution of $5.53 to public investors. If the maximum offering is sold, pro forma net tangible book value would be approximately $9,417,753 after deducting estimated offering expenses of $1,020,000, or approximately $.88 per share which represents an increase of .42 in net tangible book value per share to present shareholders and an immediate dilution of 5.12 to public investors.

--------------------------------------------------------------------------------------------------
                                                             Minimum                       Maximum
--------------------------------------------------------------------------------------------------
Public offering price per share                              $6.00                         $6.00
--------------------------------------------------------------------------------------------------
Net tangible book value per share before offering            $0.46                         $0.46
--------------------------------------------------------------------------------------------------
Increase per share attributable to public investors          $0.01                         $0.42
--------------------------------------------------------------------------------------------------
Pro forma net tangible book value per share after            $0.47                         $0.88
offering
--------------------------------------------------------------------------------------------------
Dilution per Share to public investors                       $5.53                         $5.12
--------------------------------------------------------------------------------------------------

         These numbers do not assume the exercise of any of our outstanding stock options. If the 454,000 outstanding options were exercised, dilution would be substantially increased.



                                 CAPITALIZATION

         The following table illustrates the capitalization of HealthTronics as of the date of this prospectus and as adjusted to reflect the sale of all the securities offered:


----------------------------------------------------------------------------------------------------------------------
Title of Class                 Amount Authorized              Amount Outstanding as         Amount to be outstanding
                                                              the date of this prospectus   if this entire offering is
                                                                                            sold
----------------------------------------------------------------------------------------------------------------------
Stock no par value             30,000,000                     9,665,342                     10,665,342
----------------------------------------------------------------------------------------------------------------------
Stock options to purchase         550,000                       454,000                        454,000
stock
----------------------------------------------------------------------------------------------------------------------

         Amounts outstanding and options authorized and outstanding do not reflect warrants that have been granted to the sales agent to purchase up to 100,000 shares.


                           DESCRIPTION OF COMMON STOCK

GENERAL

         We are currently authorized to issue 30,000,000 shares of no par value common stock. We currently have 9,665,342 shares of our stock issued and outstanding, held by approximately 135 persons, as well as options exercisable on or before December 31, 2000, December 31, 2001, December 31, 2002 or December 31, 2003 for an aggregate of 454,000 shares at prices ranging from $1.00 to $3.00 per Share. We have not issued any other class of securities.
All shares of stock to be issued in this offering will be fully paid and non-assessable.

         Our stock does not have cumulative voting power and each share is entitled to one vote, either in person or by proxy.

         There are no current provisions in our charter or by-laws that would delay, defer or prevent a change in control of HealthTronics.

         Holders of stock are entitled on liquidation to share pro rata in assets available for distribution to shareholders after payment of corporate debt.

         SunTrust will act as the transfer agent for our stock.


DIVIDENDS

         We have not paid any dividends on our stock. We do not plan to declare any dividends in the near future, but plan instead to allocate future earnings, if any, to the continued operations and expansion of our business. However, in the event that we should, in the future, adopt a policy of paying dividends, declaration and payment will be dependent on future earnings, if any, as well as our financial condition and other relevant factors.

OPTIONS

         We have granted options to certain promoters, officers, directors, employees and consultants to purchase up to 454,000 shares. In addition to the outstanding options, the Board of Directors may issue additional options to purchase up to 96,000 shares to employees. The Sales agent will also receive warrants to purchase up to 100,000 shares at $9.90 per Share at the rate of one warrant for every ten shares sold in this offering. The options held by our executive officers and directors are shown in the "SUMMARY COMPENSATION TABLE" and in the "OPTION EXERCISE TABLE". None of the holders of our options to purchase up to 454,000 shares have entered into any agreement to limit or restrict the exercise of these options. We shall not issue options or warrants in excess of 10% of the shares of common stock then outstanding and these options or warrants will not have an exercise price of less than 85% of the fair market value of the underlying common stock on the date of grant.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Our Articles of Incorporation provide that no director shall have any personal liability to us or our shareholders for monetary damages for breach of duty of care or the other duties of a director except for any appropriation of any business opportunity, for acts or omissions that involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. Because of these provisions, we and our shareholders may have a more limited right of action against a director than we would have absent these provisions. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with these securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. Our articles of incorporation and bylaws are attached as exhibits to this registration statement and may be obtained electronically or on paper upon request.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 (THE "ACT") MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF OURS PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.


                                 USE OF PROCEEDS

         The following table illustrates the use of the proceeds of this offering in the event the minimum (83,334 shares) or maximum (1,000,000 shares) offerings are sold. If more than the minimum but less than the maximum offering are sold, the proceeds will be used in approximately the following order of priority.

-------------------------------------------------------------------------------------------
Description of Proposed Use              Minimum                                  Maximum
-------------------------------------------------------------------------------------------
Offering Expenses                        $300,000                               $   300,000
-------------------------------------------------------------------------------------------
Commissions                              $ 50,000                               $   600,000
-------------------------------------------------------------------------------------------
Sales agent Expense Allowance            $ 10,000                               $   120,000
-------------------------------------------------------------------------------------------
FDA Study Expenses                       $140,004                               $   503,000
-------------------------------------------------------------------------------------------
Purchase of Capital Equipment for        $      0                               $ 2,000,000
Lease
-------------------------------------------------------------------------------------------
Purchase of Inventory                    $      0                               $ 2,000,000
-------------------------------------------------------------------------------------------
Working Capital                          $      0                               $   477,000
-------------------------------------------------------------------------------------------
TOTAL APPLICATION OF                     $500,004                               $ 6,000,000
PROCEEDS
-------------------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION

         Through a placement agent agreement we have engaged Capital Growth Management, Inc. as our agent to sell up to 1,000,000 shares to the public on a "best efforts" basis. This means that Capital Growth is only obligated to use good faith efforts to sell the shares offered. Capital Growth is not obligated to sell all or any portion of the offerings. There can be no assurance that any of these shares will be sold. Each investor is required to purchase a minimum of 100 shares.

         If Capital Growth fails to sell at least 83,334 of the offered shares within the minimum offering period of 60 days from the date of this prospectus, unless extended by us for an additional 30 days, the offering will be terminated and the subscription payments will be promptly refunded in full to subscribers, without paying interest or deducting expenses.

         If the minimum number of shares is sold, the offering will continue until nine months from the date of this prospectus or until all offered shares are sold, whichever event first occurs. In no event will this offering continue beyond nine months from the date of this prospectus.

         ALL SUBSCRIPTION PAYMENTS SHOULD BE MADE PAYABLE TO "CHARTER BANK AS ESCROW AGENT FOR HEALTHTRONICS, INC.". THE SUBSCRIPTION PAYMENTS WILL BE TRANSMITTED BY CAPITAL GROWTH NO LATER THAN NOON OF THE NEXT BUSINESS DAY FOLLOWING RECEIPT, TO AN ESCROW ACCOUNT MAINTAINED BY CHARTER BANK IN ATLANTA, GEORGIA. THE ESCROW AGENT WILL HOLD ALL SUBSCRIPTION PAYMENTS PENDING THE SALE OF THE MINIMUM NUMBER OF SHARES WITHIN THE SPECIFIED PERIOD. SUBSCRIPTION PAYMENTS WILL ONLY BE WITHDRAWN FROM THE ESCROW ACCOUNT FOR THE PURPOSE OF PAYING US FOR THE SHARES, IF AT LEAST 83,334 OF THE SHARES OFFERED ARE SOLD, OR FOR THE PURPOSE OF REFUNDING SUBSCRIPTION PAYMENTS TO SUBSCRIBERS.
         NEITHER WE NOR SUBSCRIBERS WILL EARN INTEREST ON FUNDS HELD IN THE ESCROW ACCOUNT, AND SUBSCRIBERS WILL NOT HAVE USE OR RIGHT TO RETURN OF THE FUNDS DURING THIS PERIOD, WHICH MAY LAST AS LONG AS 90 DAYS FOR THE MINIMUM OFFERING. IN ANY EVENT, THE OFFERING WILL TERMINATE NINE MONTHS FROM THE DATE OF THIS PROSPECTUS UNLESS THE MINIMUM OFFERING IS NOT SOLD OR THE ENTIRE OFFERING SELLS OUT EARLIER. IF THE MINIMUM SHARES ARE SOLD WITHIN 90 DAYS, ALL FUNDS COLLECTED WILL BE DISBURSED TO US.

         THE PUBLIC OFFERING PRICE OF THE SHARES OFFERED WAS DETERMINED BY US BASED ARBITRARILY UPON CONSIDERATIONS WHICH INCLUDED MARKET CONDITIONS AND OTHER FACTORS. THE PUBLIC OFFERING PRICE DOES NOT HAVE ANY RELATIONSHIP TO ASSETS, BOOK VALUE, OR OTHER TRADITIONALLY RECOGNIZED CRITERIA OR INDICIA OF VALUE.

         We have paid Capital Growth the sum of $25,000 as an advance against an accountable expense allowance of 1% of the aggregate amount of securities sold by Capital Growth and other brokers who contract with Capital Growth to sell this offering. This amount was paid upon the signing of the Placement Agent Agreement. In addition, we shall pay Capital Growth a selling commission of eight percent (8%) of the gross funds raised by Capital Growth and its selected dealers. Capital Growth may reallot any or all of the commission to its selected dealers. Capital Growth is also entitled to receive a non-accountable expense allowance of up to one percent (1%) of the gross funds raised by Capital Growth and its selected dealers. Accountable expenses include reasonable offering expenses for this offering such as telephone expenses, postage, travel expenses, copying and printing charges, legal and accounting costs. In no event will the accountable expense allowance exceed 1% of the gross funds raised by Capital Growth. In the event this offering is terminated prior to the sale of the minimum offering, Capital Growth shall be reimbursed only for its actual accountable out-of-pocket expenses. Any portion of the advance on the accountable expense allowance not accounted for will be promptly refunded to us.

         We have also granted Capital Growth warrants to purchase our shares of HealthTronics at a rate of one warrant (exercisable for one share of stock) for each ten shares sold in this offering. The exercise price of the warrants is equal to 165% of the public offering price of this offering ($9.90 per share). The warrants are not exercisable for a period of one year from the effective date of this offering. After that, however, they are and thereafter become exercisable for a period of four years. During the first year after the effective date of this offering, the warrants may only be transferred by Capital Growth to its officers or to officers or partners of its selected dealers.

         We and Capital Growth have also agreed to indemnify each other against various liabilities, including those arising under the Securities Act. In the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. If a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by Capital Growth in the successful defense of any action, suit or proceeding) is asserted by Capital Growth in connection with these securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 1998 and 1997 and for the years then ended as set forth in their report. They have also audited the consolidated financial statements of Litho Management, Inc. and Subsidiaries as of and for the year ended December 31, 1997 as set forth in their report. Our consolidated financial statements and the financial statements of Litho Management, Inc. and Subsidiaries, are included in this prospectus and registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

         Christopher J. Moran, Jr. of Atlanta, Georgia has rendered an opinion on the legality of our no par value shares. Miller & Martin LLP acts as our special securities counsel.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

GENERAL

         We are a provider and distributor of extracorporeal shock wave devices and participate in limited partnerships that market the services of these products on a per procedure basis. To date, our consolidated revenues have come primarily from sales of the LithoTron lithotripter.


IMPACT OF YEAR 2000

COMPLIANCE

         Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These systems and software products will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities. In addition, year 2000 problems that occur with third parties with which a company does business, such as suppliers, computer vendors, distributors and others, may also adversely affect any given company.

STATE OF READINESS

         We are in the process of evaluating the potential impact of the year 2000 issue. We are taking steps to ensure that our business systems software and equipment will continue to function properly after December 31, 1999. In doing so, we have formed a committee, chaired by our Executive Vice President, which will work directly with management to:

     - assess and test all internal information systems and other systems that may be affected by the year 2000 date change;

     - assess and test our products that may be affected by the year 2000 date change;

     - communicate with third parties that supply our products to ensure they are addressing the year 2000 issue; and

     - compose a contingency and disaster recovery plan to ensure resolution of problems that may arise as a result of the year 2000 date change.

         Until we complete this assessment, we will not be able to determine the ultimate costs of becoming year 2000 compliant, the risks of non-compliance and our ability to conduct our business under a contingency plan.

         HMT, our sole inventory supplier, has provided documentation certifying that the software for the LithoTron and OssaTron systems contain no date-dependent functions. Therefore, our products themselves do not appear to present any year 2000 issues. With respect to our information technology business systems, the assessment of equipment and software was started in September 1998. Many vendors of material hardware and software components of our systems have indicated that the products used by us are currently year 2000 compliant.

         We will commence testing shortly to determine that our internal systems are year 2000 compliant. We expect to complete testing and establish compliance with respect to all of our systems and products by September 30, 1999, subject to possible equipment upgrades during 1999 and ongoing communications with third parties. We believe that this time frame will allow internal auditing and testing of our systems, as well as further remediation, if necessary.



COSTS

         To date, we have not incurred any material expenditures in connection with identifying, evaluating or addressing year 2000 compliance issues. Most of our past and anticipated expenses relate to the operating costs associated with time spent by employees in the evaluation process and year 2000 compliance matters generally. At this time, we do not possess the information necessary to estimate the potential costs of revisions to our systems should such revisions be required or of the replacement of third-party software, hardware or services that are determined not to be year 2000 compliant. Although we do not anticipate that such expenses will be material, such expenses, if higher than anticipated, could adversely affect our financial performance.

RISKS

         We are not currently aware of any year 2000 compliance problems relating to our products and systems that would have a material adverse effect on our business, results of operations and financial condition, taking into account our efforts to avoid or fix such problems. There can be no assurance that we will not discover year 2000 compliance problems in our systems that will require substantial revision. Our specific year 2000 risks are the inability of HMT to supply inventory and the failure of our service provider to perform necessary services. These specific risks could result in lost revenues, increased operating costs, the loss of customers and other business interruptions, any of which could have a material adverse effect on our business, results of operations and financial condition. Regardless of the year 2000 compliance of our internal systems and products, we may be adversely affected by disruptions in the operations of the enterprises with which we interact. These business enterprises include suppliers (both domestic and international), clinical research organizations, joint venture partners, governmental agencies, hospitals, physicians and other third parties. We cannot reasonably predict the impact on our operations and financial condition if any such businesses are adversely affected by the year 2000 issues.

         Statements made above about the implementation of various phases of our year 2000 program, the costs expected to be associated with that program and the results we expect to achieve constitute forward-looking information. There are many uncertainties involved in the year 2000 issue and the following important factors, among others, could affect the impact of the year 2000 issue;

     - the inherent uncertainty of the costs and timing of achieving compliance on the systems used by us;

     - the reliance on the efforts of vendors, customers, government agencies and other third parties beyond our control to achieve adequate compliance and avoid disruption of our business in early 2000; and

     - the uncertainty of the ultimate costs and consequences of any unanticipated disruption of our business resulting from the failure of one of our applications or of a third party's systems.

CONTINGENCY PLAN

         As discussed above, we are engaged in an ongoing year 2000 assessment and have not yet developed any contingency plans. The results of internal testing and the responses received from third-party vendors and service providers will be taken into account in determining the nature and extent of our contingency plans, if any.





FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         Since our inception in December 1995, we have devoted our principal efforts toward obtaining FDA approval for certain medical devices, specifically the LithoTron lithotripter, a kidney lithotripter, and the OssaTron orthopedic lithotripter, an orthopedic lithotripter. On receipt of the July 21, 1997 FDA pre-market approval, we began marketing the LithoTron lithotripter and refocusing our regulatory efforts on the pursuit of the FDA pre-market approval for the OssaTron orthopedic lithotripter.



         Effective April 1, 1997 we became a co-general partner with Litho Management, Inc., as well as a 39.6% limited partner, in US Lithotripsy, a limited partnership formed for the purpose of developing and managing mobile lithotripsy partnerships in the Southwest. From inception through the date of this prospectus, US Lithotripsy has formed eighteen lithotripter partnerships in which USL is the general partner and/or a limited partner.



         We were unprofitable from inception through December 31, 1997 as a result of our investment in the FDA process. After obtaining the LithoTron lithotripter pre-market approval in July, 1997, we experienced a significant increase in the number of devices sold. However, in accordance with generally accepted accounting principles, we deferred sales made to certain partnerships where we have a general partnership interest and have co-signed on the related debt. On this basis, we deferred profits of $509,000 and $465,000 for the year ended December 31, 1997 and for the year ended December 31, 1998, respectively, to future periods and incurred a net loss of $418,028 for the year ended December 31, 1997.



         On May 1, 1998 we acquired 100% of the outstanding common stock of Litho Management, Inc., our co-general partner in US Lithotripsy. We, as sole general partner, consolidate the Litho Management, Inc. partnership interests in our financial statements as of the acquisition date. On a consolidated basis, the deferred profits discussed previously have been eliminated against the related partnership assets.

         HealthTronics had net income of $1,205,048 for the year ended December 31, 1998.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1998

         Net Revenue: Net revenue increased from $5,062,104 for the year ended December 31, 1997 to $14,681,941 for the year ended December 31, 1998, an increase of 190%. This is attributable to (1) additional sales as a result of the FDA pre-market approval for the LithoTron lithotripter, received on July 21, 1997; (2) the 1998 acquisition of the remaining general partnership interest in US Lithotripsy and the required consolidation of the related partnerships' operations; and (3) our expansion into medical device leasing.

         Cost of Goods Sold, Rentals and Services Provided: Cost of goods sold, rentals and services provided increased from $3,263,233 for the year ended December 31, 1997 to $6,863,506 for the year ended December 31, 1998, an increase of 110%. This increase is directly attributable to (1) additional sales as a result of the FDA pre-market approval for the LithoTron lithotripter, received on July 21, 1997; (2) the 1998 acquisition of the remaining general partnership interest in US Lithotripsy and the required consolidation of the related partnerships' operations; and (3) our expansion into medical device leasing.

         Salaries, Wages and Benefits: Salaries, wages and benefits increased from $723,748 for the year ended December 31, 1997 to $1,495,364 for the year ended December 31, 1998, an increase of 107%. This increase is primarily attributable to the 1998 acquisition of the remaining general partnership interest in US Lithotripsy and the required consolidation of the related partnerships' operations as well as our expansion into medical leasing.

         General and Administrative Expenses: General and administrative expenses increased from $1,463,683 for the year ended December 31, 1997 to $2,480,012 for the year ended December 31, 1998, an increase of 69%. This increase is primarily due to the increase in LithoTron lithotripter marketing and expenses related to the OssaTron orthopedic lithotripter investigatory device exemption studies in progress throughout 1998.

         Equity in Earnings of Unconsolidated Partnerships: Equity in earnings of unconsolidated partnerships increased from $4,669 for the year ended December 31, 1997 to $102,655 for the year ended December 31, 1998. This increase is attributable to our investment in two additional partnerships accounted for on the equity basis.

         Interest Expense: Interest expense increased from $59,517 for the year ended December 31, 1997 to $169,247 for the year ended December 31, 1998, an increase of 184%. This increase is primarily attributable to the increase in debt resulting from the consolidation of the subsidiary partnerships.

         Interest Income: Interest income increased from $21,083 for the year ended December 31, 1997 to 24,517 for the year ended December 31, 1998, an increase of 16%. This increase is due primarily to the earnings on funds obtained during the July 31, 1997 private placement, which closed during the first quarter of 1998.

         Minority Interest: Minority interest increased from a $4,297 credit for the year ended December 31, 1997 to a $2,291,675 debit for the year ended December 31, 1998. This increase is primarily attributable to the significant minority interest arising in the 1998 acquisition of the remaining general partnership interest in US Lithotripsy and the required consolidation of the related partnerships' operations.

         Provision for Income Taxes: Provision for income taxes increased from $0 for the year ended December 31, 1997 to $304,261 for the year ended December 31, 1998. As of December 31, 1998, we utilized all of the available net operating tax loss carryforwards. In conjunction with the application of these net operating tax losses, we adjusted the net deferred tax asset valuation allowance to zero, resulting in a reduced effective tax rate for the year ended December 31, 1998. In assessing the likelihood of utilization of existing net deferred tax assets, management considered (a) our current operating environment and (b) results of future operations to generate sufficient taxable income and accordingly, has determined that it is more likely than not that the deferred tax assets will be realized.

LIQUIDITY AND CAPITAL RESOURCES

         Historically, we have satisfied our working capital and capital spending needs through private placements and the sales of medical devices. The subsidiary partnership equipment financing has been provided by term bank debt secured by the related device and guarantees from the various partners, including officers of our Company. In July, 1998, we obtained a $650,000 line of credit and a $1,000,000 equipment financing line with a Tennessee bank. As of December 31, 1998 we have $566,863 outstanding under the equipment financing line and no outstanding balances under the line of credit.


         We intend to use net proceeds to us from this offering, our existing cash and cash equivalents, cash generated from operations and available credit facilities to fund future purchases of inventory, capital equipment for lease, FDA study expenses and working capital requirements. We believe the proceeds of this offering will satisfy our cash requirements for at least the next 12 months.


         In connection with the original distributorship agreements between HealthTronics and HMT, HealthTronics is committed to purchase ten OssaTron orthopedic lithotriptor and twelve LithoTron lithotripter units per year over the life of the agreement after FDA pre-market approval is received by HealthTronics. Aggregate funding needed for this commitment is approximately $7,000,000 per year based upon current market prices.

                 ADDITIONAL INFORMATION THAT IS AVAILABLE TO YOU

         We have filed a statement registering these securities with the Securities and Exchange Commission as required by the Securities Act of 1933. This prospectus, which is part of the registration statement, does not contain all the information in the registration statement and its exhibits. According to the rules and regulations of the commission, certain items are omitted. For further information about us and the securities, reference is made to the registration statement and its exhibits, which may be inspected, without charge, at the Public Reference Section of the commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the Public Reference Section of the commission, Washington, D.C. 20549 (1-800- SEC-0330) upon payment of the prescribed fees. These materials are also available for inspection and copying at the regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The commission maintains a Web site (HTTP://WWW.SEC.GOV) that contains our complete registration statement.

         Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. You may be referred to an exhibit for a more complete description of the matter involved, and each statement shall be deemed qualified in its entirety by the reference. We will provide without charge to each person who receives this prospectus, upon written or oral request, a copy of any information referred to in this prospectus. Requests should be mailed or phoned to us at the address below.

                               HealthTronics, INC.
                          425 Franklin Road, Suite 545
                             Marietta, Georgia 30067
                                (770) (419-0691)
                              FAX: (770) (419-9490)
                       Attention: Roy S. Brown, president

Upon effectiveness of the registration statement, we will become a reporting company per Section 15 of the Securities Exchange Act of 1934. As a reporting company, we shall file quarterly, annual and special reports with the commission. We will provide copies of future reports and of reports filed by us during the course of the offering period at no charge. You may also obtain this information from the Public Reference Section of the commission at the address, web site or telephone number shown above.

                          INDEX TO FINANCIAL STATEMENT

CONSOLIDATED FINANCIAL STATEMENTS OF HEALTHTRONICS, INC. AND SUBSIDIARIES


     Report of Independent Auditors                                                            F-1

     Consolidated Balance Sheets as of December 31, 1998 and 1997                              F-2

     Consolidated Statements of Operations for the years ended December 31, 1998 and 1997      F-4

     Consolidated Statements of Shareholders' Equity for the years ended December 31,
               1998 and 1997                                                                   F-5

     Consolidated Statements of Cash Flows for the years ended December 31, 1998 and 1997      F-6

     Notes to Consolidated Financial Statements                                                F-8

CONSOLIDATED FINANCIAL STATEMENTS OF LITHO MANAGEMENT, INC. AND SUBSIDIARIES

     Report of the Independent Auditors                                                        F-28

     Consolidated Balance Sheet as of December 31, 1997                                        F-29

     Consolidated Statement of Income for the year ended December 31, 1997                     F-31

     Consolidated Statement of Shareholders' Equity for the year ended December 31, 1997       F-32

     Consolidated Statement of Cash Flows for the year ended December 31, 1997                 F-33

     Notes to Consolidated Financial Statements                                                F-34

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF HEALTHTRONICS, INC
AND SUBSIDIARIES

     Combined Condensed Statement of Operations for the year ended December 31, 1998
               (Unaudited)                                                                     F-43

     Combined Condensed Statement of Operations for the year ended December 31, 1997
              (Unaudited)                                                                      F-44

                         Report of Independent Auditors

The Board of Directors and Shareholders
HealthTronics, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of HealthTronics, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HealthTronics, Inc. and Subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                             ERNST & YOUNG LLP

Atlanta, Georgia
February 26, 1999

                      HealthTronics, Inc. and Subsidiaries

                          Consolidated Balance Sheets


                                                                                     DECEMBER 31
                                                                                1998             1997
                                                                           -------------------------------
ASSETS
Current assets:
 Cash and cash equivalents                                                 $    801,563        $ 1,796,694
 Trade accounts receivable, less allowance for doubtful
   accounts of $142,682 and $0 at December 31, 1998 and
   1997, respectively                                                         2,796,351          1,058,396
 Inventory                                                                    1,179,298          1,465,887
 Due from affiliated equity partnerships                                        126,102          1,142,143
 Vendor deposits                                                                     --             42,458
 Prepaid expenses                                                               256,353             22,969
 Deferred income taxes                                                          253,273                 --
                                                                           -------------------------------
Total current assets                                                          5,412,940          5,528,547

Property and equipment, at cost:
 Medical devices placed in service                                            5,434,293            902,945
 Medical devices not yet placed in service                                           --            207,829
 Office equipment, furniture and fixtures                                        56,095              7,198
 Vehicles and accessories                                                       263,986                 --
                                                                           -------------------------------
                                                                              5,754,374          1,117,972
 Less accumulated depreciation                                                 (819,757)          (143,090)
                                                                           -------------------------------
Net property and equipment                                                    4,934,617            974,882

Deferred income taxes                                                           297,699                 --
Partnership investments                                                         241,848            368,502
Goodwill (net of accumulated amortization of
 $124,280 at December 31, 1998)                                               3,121,960                 --
Patent license (net of accumulated amortization of
 $35,000 and $25,000 for  December 31, 1998 and 1997, respectively)              65,000             75,000
Other assets                                                                     40,803                 --
                                                                           ===============================
Total assets                                                               $ 14,114,867        $ 6,946,931
                                                                           ===============================




                                                                                     DECEMBER 31
                                                                                1998             1997
                                                                           -------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Trade accounts payable                                                    $    655,840        $ 1,477,065
 Customer deposits                                                                   --            460,000
 Short-term borrowings                                                          193,256            200,000
 Warranty accrual                                                               295,829            175,600
 Other accrued expenses                                                         434,389            156,463
 Current portion of long-term debt                                            1,209,947            145,885
                                                                           -------------------------------
Total current liabilities                                                     2,789,261          2,615,013



Deferral of profit on medical device sales to
 related parties                                                                     --            508,576
Long-term debt, less current portion                                          2,231,215            467,974
Minority interest                                                             1,469,678             (4,297)
                                                                           -------------------------------
Total liabilities                                                             6,490,154          3,587,266



Shareholders' equity:
 Common stock - no par value, voting:
   Authorized - 30,000,000 shares at
   December 31, 1998 and 1997
   Issued and outstanding - 9,665,342 and
    8,645,342 shares at December 31, 1998 and 1997,
     respectively                                                             7,403,226          4,343,226
 Retained earnings (deficit)                                                    221,487           (983,561)
                                                                           -------------------------------
                                                                              7,624,713          3,359,665
                                                                           -------------------------------
Total liabilities and shareholders' equity                                 $ 14,114,867        $ 6,946,931
                                                                           ===============================


See accompanying notes.

                      HealthTronics, Inc. and Subsidiaries

                     Consolidated Statements of Operations


                                                                                YEAR ENDED DECEMBER 31
                                                                                1998              1997
                                                                           -------------------------------

Net revenue                                                                $ 14,681,941        $ 5,062,104

Cost of goods sold, rentals and services
 provided                                                                     6,863,506          3,263,233
                                                                           -------------------------------
                                                                              7,818,435          1,798,871

Salaries, wages and benefits                                                  1,495,364            723,748
General and administrative expenses                                           2,480,012          1,463,683
                                                                           -------------------------------
                                                                              3,843,059           (388,560)
Equity in earnings of unconsolidated
 partnerships                                                                   102,655              4,669
Interest expense                                                               (169,247)           (59,517)
Interest income                                                                  24,517             21,083
                                                                           -------------------------------
Income (loss) before minority
 interest and income taxes                                                    3,800,984           (422,325)
Minority interest                                                            (2,291,675)             4,297
                                                                           -------------------------------
Income (loss) before income taxes                                             1,509,309           (418,028)
Provision for income taxes                                                      304,261                 --
                                                                           -------------------------------
Net income (loss)                                                          $  1,205,048        $  (418,028)
                                                                           ===============================
Basic and diluted net income (loss) per
 common share:
 Basic                                                                     $       0.13        $     (0.05)
                                                                           ===============================
 Diluted                                                                   $       0.13        $     (0.05)
                                                                           ===============================
Weighted average common shares
 outstanding:
 Basic                                                                        9,223,671          8,010,068
                                                                           ===============================
 Diluted                                                                      9,445,537          8,010,068
                                                                           ===============================


See accompanying notes.

                      HealthTronics, Inc. and Subsidiaries

                Consolidated Statements of Shareholders' Equity


                                                        COMMON STOCK
                                              ----------------------------------     RETAINED               TOTAL
                                                NUMBER OF                            EARNINGS           SHAREHOLDERS'
                                                 SHARES             AMOUNT           (DEFICIT)             EQUITY
                                              -----------------------------------------------------------------------

Balance at January 1, 1997                    7,706,600           $1,927,000          $  (565,533)        $ 1,361,467
 Common stock issued in
  exchange for partnership
  investment                                    200,000              200,000                   --             200,000
 Common stock issued via private
  placement memorandum                          738,742            2,216,226                   --           2,216,226
 Net loss                                            --                   --             (418,028)           (418,028)
                                              -----------------------------------------------------------------------
Balance at December 31, 1997                  8,645,342            4,343,226             (983,561)          3,359,665
 Common stock issued via private
  placement memorandum                           20,000               60,000                   --              60,000
 Common stock issued in
  connection with the acquisition
  of businesses                               1,000,000            3,000,000                   --           3,000,000
   Net income                                        --                   --            1,205,048           1,205,048
                                              -----------------------------------------------------------------------
Balance at December 31, 1998                  9,665,342           $7,403,226          $   221,487         $ 7,624,713
                                              =======================================================================


See accompanying notes.

                      HealthTronics, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows


                                                                                YEAR ENDED DECEMBER 31
                                                                                1998             1997
                                                                           -------------------------------


OPERATING ACTIVITIES
Net income (loss)                                                          $  1,205,048        $  (418,028)
Adjustments to reconcile net income (loss)
 to cash provided by (used in) operating
 activities:
  Depreciation and amortization                                                 814,670            153,090
  Provision for doubtful accounts                                               142,682                 --
  Deferred income taxes                                                        (550,972)                --
  Deferral of profit on medical device sales
   to related parties                                                           464,803            508,576
  Equity in earnings of unconsolidated
   partnerships                                                                (102,655)            (4,669)
     Minority interest in subsidiaries, net of
      distributions to minority interests                                       904,098             (4,297)
     Changes in operating assets and
      liabilities, net of businesses acquired:
         Trade accounts receivable                                           (1,216,104)          (591,396)
         Due from affiliated equity
          partnerships                                                          983,522         (1,142,143)
         Inventory                                                              286,589         (1,335,887)
         Vendor deposits                                                         42,458            331,792
         Prepaid expenses                                                      (223,119)           (10,824)
         Trade accounts payable                                              (1,810,961)         1,135,867
         Customer deposits                                                     (460,000)           (40,000)
         Warranty accrual                                                       120,229            155,600
          Accrued expenses                                                      217,056            125,264
                                                                           -------------------------------
Net cash provided by (used in) operating
 activities                                                                     817,344         (1,137,055)


                      HealthTronics, Inc. and Subsidiaries


                                                                                YEAR ENDED DECEMBER 31
                                                                                1998             1997
                                                                           -------------------------------

INVESTING ACTIVITIES
Purchases of property and equipment                                          (3,175,630)          (865,889)
Acquisition of partnership interest                                             (34,853)          (163,833)
Acquisition of businesses, net of cash
 acquired                                                                       345,552                 --
Other assets                                                                    (40,077)                --
                                                                           -------------------------------
Net cash used in investing activities                                        (2,905,008)        (1,029,722)

FINANCING ACTIVITIES
Proceeds from issuance of common stock                                           60,000          2,216,226
Proceeds from long-term debt                                                  1,965,204            650,000
Principal payments on long-term debt                                           (925,927)           (36,141)
Proceeds from short-term borrowings                                           1,943,256            625,000
Principal payments on short-term
 borrowings                                                                  (1,950,000)          (425,000)
                                                                           -------------------------------
Net cash provided by financing activities                                     1,092,533          3,030,085
                                                                           -------------------------------

Net (decrease) increase in cash and cash equivalents
                                                                               (995,131)           863,308
Cash and cash equivalents at beginning of year
                                                                              1,796,694            933,386
                                                                           ===============================
Cash and cash equivalents at end of year                                   $    801,563        $ 1,796,694
                                                                           ===============================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Cash paid for interest                                                     $    169,247        $    59,000
                                                                           ===============================
Cash paid for taxes                                                        $    762,626        $        --
                                                                           ===============================


See accompanying notes

                      HealthTronics, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

                               December 31, 1998


1. DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

HealthTronics, Inc. (the "Company") was incorporated in the State of Georgia in 1995. The Company was founded for the purpose of obtaining approval (Pre-Market Approval - "PMA") from the Food & Drug Administration ("FDA") for certain products manufactured by HMT High Medical Technologies GmbH ("HMT"), a Swiss corporation, in particular, certain medical devices utilizing shock wave therapies, known as the LithoTron and the OssaTron. Both products are already being used outside the United States and Canada. During 1997, the Company received approval for the LithoTron. The Company is currently establishing test sites for the OssaTron FDA clinical trials.

In 1996, HMT granted to the Company the right to purchase the manufacturing rights to the LithoTron and OssaTron medical devices. The Company also operates under the terms of a distribution agreement with HMT that grants the Company the exclusive right to make, use, sell and lease the LithoTron and OssaTron and related parts in the United States, Canada and Mexico.

With each FDA approval, it is the Company's intent to generate revenues from three sources: 1) sales of medical devices including related accessories; 2) recurring revenues from licensing fees, sales of consumable products and maintenance of equipment; and 3) investment income generated from partnerships and joint ventures with physicians, dealerships and hospitals that purchase equipment from the Company, as well as management fees from such entities.

In January 1997, the Company formed a wholly-owned subsidiary, Tenn-Ga Prostate Therapies, LLC ("TGP"), a Georgia limited liability company. TGP owns and leases a prostate therapy medical device to various hospitals in the Southeast. During September 1997, the Company transferred 33% of TGP to certain individuals in exchange for the personal guarantees of such individuals of TGP's long-term debt.

Effective April 1, 1997, the Company entered into a Distributor Agreement and an Entity Interest Agreement with U.S. Lithotripsy, LP ("USL"), a Texas limited partnership, and with Litho Management, Inc. ("LMI"). This Distributorship Agreement grants USL an exclusive right to sell, use, lease and distribute the Company's products in a 19 state area and a non-exclusive right (subject to approvals by the Company) to sell, use, lease and distribute the Company's products in other states. The Entity Interest Agreement granted the Company a 40% ownership interest (0.4% general partnership ownership interest and

                      HealthTronics, Inc. and Subsidiaries

1.       DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION (CONTINUED)

39.6% limited partnership ownership interest) in USL in return for the issuance of 200,000 no par value shares of the Company's common stock valued at $1.00 per share as determined by management in absence of a readily trading market. The Entity Interest Agreement also granted LMI a 0.6% general partnership ownership interest in USL (the remaining 59.4% limited partnership interest in USL is owned by independent shareholders).

The April 1, 1997 Entity Interest Agreement constituted the formation of USL as a limited partnership entity. Subsequent to April 1, 1997, USL made a number of investments as the sole general partner in several separate partnerships with equity interests ranging from 10% to 99% (the "second tier partnerships"), formed for the purpose of purchasing, owning and operating certain medical devices utilizing shock wave therapies. As the sole general partner, USL consolidates the second tier partnerships. The Company used the equity method of accounting for their investment in USL as the Company was not the majority general partner.

On May 1, 1998, the Company purchased 100% of the outstanding stock of LMI in exchange for 700,000 no par value shares of the Company's common stock valued at $3.00 per share as determined by management in absence of a readily trading market. The acquisition has been recorded using the purchase method of accounting, and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed of LMI (consolidated with USL as LMI is the majority general partner of USL) based on their estimated fair values as of the date of acquisition. The total purchase price (including the value of the 200,000 shares previously issued to USL) in excess of the market value of net tangible assets and identifiable intangible assets acquired of approximately $2,352,000 was recorded as goodwill and is being amortized over 15 years.

In order to appropriately reflect the nature of the Company's operations and its relationship to its subsidiaries, Tenn-Ga Prostate Therapies, LLC, LMI, USL and the second tier partnerships, the accompanying consolidated statements of operations include the Company's majority equity ownership interest in the net revenues and expenses of

                      HealthTronics, Inc. and Subsidiaries

1.       DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION (CONTINUED)

TGP, the Company's minority equity interest in USL and the second tier partnerships for the four months ended April 30, 1998, and the Company's majority interest in the net revenues and expenses of LMI and USL and the second tier partnerships for the eight months ended December 31, 1998. All significant intercompany accounts and transactions have been eliminated in consolidation. See Note 4 for discussion of minority interests.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

RECLASSIFICATIONS

Certain prior year balances have been reclassified to conform to the 1998 presentation.

REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

For sales of medical devices to unaffiliated entities, revenue is recognized upon arrival at the destination; for miscellaneous sales of consumables, revenue is recognized at the time of shipment by the Company. As discussed in
Note 4 and Note 5, sales of medical devices to certain equity partnerships in which the Company was a minority general partner and has guaranteed certain long-term obligations of the partnerships were deferred at the time of the sale. The Company deferred approximately $465,000 and $509,000 of gross profit related to the sale of medical devices to equity partnerships during the years ended December 31, 1998 and 1997, respectively. As a result of the additional acquisition of LMI and resulting consolidation of LMI, USL and the second tier partnerships, the deferred profit and the difference between retail and cost of the medical devices at the partnership level have been eliminated in consolidation for the year ended December 31, 1998.

                      HealthTronics, Inc. and Subsidiaries

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION AND ALLOWANCE FOR DOUBTFUL ACCOUNTS (CONTINUED)

Net revenue also includes leasing fees for the rental of the LithoTron and other medical devices in the clinical setting. Revenue is generated primarily from rental contracts with various medical facilities; the Company does not contract directly with any third party payors including governmental programs or health maintenance organizations. Net revenue under these facility agreements is recorded at established billing rates reduced by an allowance for contractual adjustments. Contractual adjustments arise due to the terms of certain facility agreements which reduce revenue from established billing rates to amounts estimated to be reimbursable under the individual facility agreement. Such adjustments are recognized in the period the services are rendered. Differences in estimates recorded and final settlements are reported during the period final settlements are made.

An allowance for doubtful accounts is established for revenue estimated to be uncollectible and is adjusted periodically based upon management's evaluation of current economic conditions, historical collection experience, and other relevant factors which, in the opinion of management, deserve recognition in estimating such allowance.

INVENTORY

Inventory is carried at the lower of cost (first-in, first-out) or market and consists of medical devices and consumables.

PARTNERSHIP INVESTMENTS

During 1997 and 1998, the Company made a number of investments in various general and limited partnerships. The majority of these investments are consolidated (See Note 4). The remaining investments totaling $241,848 at December 31, 1998 were recorded using the cost or equity method of accounting, depending upon the Company's ability to exercise significant influence over the operating and financial policies of the investment partnership.

                      HealthTronics, Inc. and Subsidiaries

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PATENT LICENSE

The original cost of the patent license is being amortized on a straight-line basis over a period of ten years, which approximates the life of the patent.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed based on the straight-line method over the five-year estimated useful lives of the related equipment. Accelerated depreciation methods are generally used for tax purposes.

WARRANTY ACCRUAL

The Company accrues a full year of service and parts warranty expense on the sale of each medical device.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered or settled.

COMMON STOCK

In the absence of a readily traded market, management estimates the fair value of the common stock of the Company. Such estimates were used to record the value of common stock transactions in the accompanying consolidated financial statements.

                      HealthTronics, Inc. and Subsidiaries

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

The Company sells its products primarily in the United States, Canada and Mexico. Credit is extended based on an evaluation of the customer's financial condition and collateral is generally not required.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments are comprised principally of cash and cash equivalents, trade accounts receivable, vendor deposits, amounts due from affiliated partnerships, trade accounts payable, customer deposits, short-term borrowings and long-term debt. The carrying amounts of these financial instruments approximate their fair values.

LONG-LIVED ASSETS

Goodwill represents the excess of cost over the market value of net tangible assets and identifiable intangible assets acquired and is amortized using the straight-line method over fifteen years.

The Company periodically evaluates the recoverability of non-current tangible and intangible assets and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors, such as business trends and prospects and market and economic conditions.

                      HealthTronics, Inc. and Subsidiaries

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Under Share ("SFAS No. 128"). SFAS No. 128 replaced the calculation of primary and fully diluted income (loss) per share with basic and diluted income (loss) per share. Unlike primary income (loss) per share, the calculation of basic income (loss) per share excludes the dilutive effects of options, warrants, and convertible securities. Diluted income (loss) per share is very similar to the previously reported fully diluted income (loss) per share.

The Company's per share amounts for all periods have been presented in accordance with the provisions of SFAS No. 128. Basic and diluted income (loss) per share are computed based on the weighted average number of common shares outstanding. Common share equivalents (which may consist of options, warrants and convertible debentures) are excluded from the computation of diluted income
(loss) per share if the effect would be antidilutive.

3.       INVENTORY

Inventory consists of the following at December 31:


                                                 1998               1997
                                            --------------------------------
Medical devices                             $1,091,498            $1,400,000
Consumables                                     87,800                65,887
                                            ================================
                                            $1,179,298            $1,465,887
                                            ================================


                      HealthTronics, Inc. and Subsidiaries

4.       PARTNERSHIP INVESTMENTS

As discussed in Note 1, as a result of the Company's May 1, 1998 acquisition of LMI, the Company maintains a 40.6% interest in USL (1.0% general partnership ownership interest and a 39.6% limited partnership ownership interest) and is the sole general partner of USL. USL also maintains the sole general partnership interest in several second tier partnerships. Based upon the Company's ability to exercise control over the operating and financial policies of USL and the second tier partnerships through its acquisition of LMI, the Company has consolidated the majority financial position and results of operations of the individual partnerships for the eight months ended December 31, 1998.

On September 9, 1998, the Company exchanged 300,000 of its no par value shares of common stock valued at $3.00 per share as determined by the Board of Directors in absence of a readily traded market with three shareholders of the Company who were also the sole shareholders of HLE Corporation ("HLE"), a Texas corporation, in exchange for all of the issued and outstanding shares of HLE. The assets of HLE consists of a 30% limited partnership interest in Metro I Stone Management, Ltd., a Texas limited partnership. Because the Company, as sole general partner of USL, was already consolidating Metro I Stone Management, Ltd., this transaction effectively represents an acquisition of additional interest in the earnings of Metro I Stone Management, Ltd. The total purchase price in excess of the market value of net tangible assets and identifiable intangible assets acquired of approximately $900,000 was recorded as goodwill and is being amortized over 15 years.

                      HealthTronics, Inc. and Subsidiaries

4.       PARTNERSHIP INVESTMENTS (CONTINUED)

The partnerships and the Company's effective ownership at December 31, 1998 are summarized as follows:


                                                                                 EFFECTIVE        EFFECTIVE
                                                                                 OWNERSHIP         VOTING
PARTNERSHIP                                        DATE OF FORMATION             INTEREST         INTEREST
------------------------------------------------------------------------------------------------------------

U.S. Lithotripsy, L.P.                             April 1, 1997                    40.6%            100%
Metro I Stone Management, Ltd.                     May 28, 1996                     34.1%            100%
Mississippi Valley I Stone
  Management, L.P.                                 November 1, 1996                 12.6%            100%
East Texas I Stone Management, Ltd.                July 29, 1997                     4.1%            100%
Dallas Stone Management, L.P.                      December 1, 1997                  4.1%            100%
S.C. Missouri Stone Management, L.P.               April 1, 1998                     4.1%            100%
Tulsa Stone Management, L.P.                       February 1, 1998                 40.2%            100%
Tyler Stone Services, L.P.                         March 1, 1998                    40.2%            100%
SE Colorado Lithotripsy, L.P.                      September 30, 1998                4.1%            100%
AESL, L.P. (unconsolidated)                        May 5, 1998                       8.1%              0%
Tyler Stone Management, L.P.                       September 15, 1998               16.2%            100%
Missouri Valley Stone
  Management, L.P.                                 October 25, 1998                  4.1%            100%
Mississippi Valley II
  Stone Management, L.P.                           October 25, 1998                  4.1%            100%
North Central Texas
  Stone Management, L.P.                           October 15, 1998                 40.2%            100%


                      HealthTronics, Inc. and Subsidiaries

4.       PARTNERSHIP INVESTMENTS (CONTINUED)

Condensed individual financial information of the partnerships accounted for under the equity method of accounting, before eliminations, as of December 31, 1997 is summarized below:



                                          TOTAL           TOTAL           NET         GROSS       NET INCOME
PARTNERSHIP                               ASSETS       LIABILITIES      REVENUE       PROFIT         (LOSS)
------------------------------------------------------------------------------------------------------------------
U.S. Lithotripsy, L.P. ............      $  177,872      $441,200      $138,133      $     --      $(129,911)
Metro I Stone Management, Ltd. ....       1,179,520       646,225       976,866       833,017        665,590
Mississippi Valley I Stone
   Management, L.P. ...............         502,303       384,810       418,924       381,924        225,230
East Texas I Stone Management, Ltd.          48,750        23,156        29,250        29,250         25,594
Dallas Stone Management, L.P. .....         608,338       599,003        10,238        10,238          9,336



                      HealthTronics, Inc. and Subsidiaries

4.       PARTNERSHIP INVESTMENTS (CONTINUED)

The following unaudited condensed pro forma information for the years ended December 31, 1998 and 1997 is presented as if LMI (consolidated with USL) and HLE Corporation had been acquired on January 1, 1997. This information does not purport to be indicative of the results that would have actually been obtained if the acquisitions had occurred on such dates.


                                                    YEAR ENDED        YEAR ENDED
                                                    DECEMBER 31,      DECEMBER 31,
                                                       1998               1997
                                                  ----------------------------------
Net revenue                                        $ 15,911,792        $ 6,498,859
Net income (loss)                                     1,422,576           (413,307)
Net income (loss) per common share
Basic                                                      0.15              (0.05)
Diluted                                                    0.14              (0.05)


During 1997, the Company purchased partnership interests in Bone & Joint Treatment Centers of South Florida, Ltd. (48.5%), Lithotripsy Leasing (6 of 45 partnership "units") and Chesapeake Lithotripsy - West (5 of 65 partnership "units"). As of December 31, 1998, operations of these partnerships were not significant, and no distributions were made to the partners. The Company is using the equity method of accounting for the investment in Bone & Joint Treatment Centers of South Florida, Ltd. and the cost method of accounting for the investments in Lithotripsy Leasing and Chesapeake Lithotripsy.


Lithowest, LLC, an Arizona Limited Liability Corporation, was formed on December 4, 1998. On December 14, 1998 the Company entered into an Operating Agreement whereby the Company contributed equipment, a one year warranty and the exclusive rights of the use of the LithoTron in the state of Arizona to Lithowest, LLC in exchange for a 60% interest. Florida Lithology, Inc. ("FLI") was incorporated in Florida on September 15, 1998. On October 23, 1998, the Company became a 45.5% shareholder in FLI. FLI is a 55% co-general partner in Florida Lithology, Ltd. ("FLL"), a Florida limited partnership that provides lithotripsy services in the state of Florida. The Company is also a 20% limited partner in FLL. As of December 31, 1998, operations of these partnerships had not fully commenced.

                      HealthTronics, Inc. and Subsidiaries

5.       RELATED PARTY TRANSACTIONS

During the years ended December 31, 1998 and 1997, the Company recorded sales of medical devices to the second tier partnerships. The second tier partnerships obtained third party financing, payable generally over five years or less, to satisfy their obligations to the Company under these sales. However, as the Company is a general partner of USL, and USL is the sole general partner of the second tier partnerships, the Company could be required to support the obligations of USL and the second tier partnerships to an extent greater than the Company's proportionate interest in the second tier partnerships. Thus, the Company has not transferred substantially all of the risks and rewards of ownership related to the medical devices sold to the second tier partnerships. As a result, the Company has not recorded the sales or the related cost of goods sold and has deferred approximately $465,000 and $509,000 of gross profit related to these sales for the years ended December 31, 1998 and 1997, respectively. As a result of the additional acquisition of LMI and resulting consolidation of LMI, USL and the second tier partnerships, the deferred profit and the difference between retail and cost of the medical devices at the partnership level have been eliminated in consolidation for the year ended December 31, 1998. Depreciation expense is recognized in consolidation based upon the cost of the asset over the estimated useful life of five years.

Several of the Company's major shareholders are also the officers of the Company's supplier, HMT. Other shareholders of the Company are also limited partners in USL and the second tier partnerships.

Several of the Company's shareholders are employees of a company that contracted with the Company to provide installation and warranty service. Payments to this company were $542,000 and $137,000 for 1998 and 1997, respectively.

Trade accounts payable due to the Company's supplier, HMT, totaled $406,000 and $965,000 as of December 31, 1998 and 1997, respectively. During 1998 and 1997, the Company made payments totaling $6,070,000 and $2,993,000, respectively, to HMT for medical devices, related parts and consumables purchases.

Consulting fees totaling $144,000 and $21,800 were paid during 1998 and 1997, respectively, to individuals in the medical field that were shareholders of the Company.

                      HealthTronics, Inc. and Subsidiaries

6.       SHORT-TERM BORROWINGS

Short-term borrowings at December 31, 1997 consisted of a line credit agreement with a Georgia bank that provided for borrowings up to $500,000. Such line of credit agreement expired July 10, 1998 and was secured by the Company's accounts receivable, inventory, property and equipment, and personal guarantees from certain officers of the Company. Amounts outstanding under the line of credit agreement bore interest at 9.75%. The line of credit was paid off in May, 1998.

Short-term borrowings at December 31, 1998 consist of a line of credit agreement with a Texas bank that provides for borrowings up to $100,000. Such line of credit agreement requires monthly interest payments on outstanding balances and expires on October 28, 1999 with principal and accrued interest due on that date. The interest rate on the line of credit is variable. At December 31, 1998, the Company has drawn $80,604 on the line of credit. Short-term borrowings at December 31, 1998 also include a $112,652 note payable to a Missouri bank, with principal and interest due in monthly installments of $4,761 through July 1999 and a balloon payment of the remaining principal and interest balance due in August 1999. The interest rate on the note payable is 8.75% and the note is secured by all accounts receivable, equipment and inventory of USL.

On July 1, 1998, the Company obtained a $650,000 line of credit with a Tennessee bank. The Company had no outstanding balances under this line as of December 31, 1998.

7.       LONG-TERM DEBT

On July 1, 1998, the Company obtained a $1,000,000 equipment financing line with a Tennessee bank. The $650,000 line of credit and the $1,000,000 equipment financing line are personally guaranteed by certain officers of the Company for amounts representing up to 50% of the outstanding indebtedness plus interest. Interest under these lines are variable. At December 31, 1998, the Company has drawn $566,863 under the equipment financing line.

The line of credit and the equipment financing line contain various financial and non-financial covenants that must be met by the Company (excluding USL and the second tier partnerships). The Company was in compliance with such covenants at December 31, 1998.

                      HealthTronics, Inc. and Subsidiaries

7. LONG-TERM DEBT (CONTINUED)

Long-term debt consists of the following at December 31:

                                                                                     1998              1997
                                                                                ------------------------------
Term loan, interest at 8.35%, principal and interest payments of $15,975 due monthly through September, 2001, secured by personal guarantees of
   certain TGP shareholders                                                      $   467,782          $613,859
Equipment note payable, variable interest rate (7.75% at December 31, 1998), principal and interest due in monthly installments of $16,000 through
    December 2000, secured by the equipment under loan, and through guarantees from the general partner and personal guarantees from
    certain limited partners                                                         424,526                 -
Equipment note payable, variable interest rate (7.75% at December 31, 1998), principal and interest due in monthly installments of $9,287 through
    November 1999, balloon payment of remaining principal and interest balance due December 1999, secured by the equipment under loan, and through guarantees from the general partner and personal guarantees from certain
    limited partners                                                                 307,592                 -
Equipment note payable, variable interest rate (7.75% at December 31, 1998), principal and interest due in monthly installments of $16,250 through May
   2001, secured by the equipment under loan, and through guarantees from the general partner and personal guarantees from certain limited partners and
   the Company                                                                       463,076                 -
Equipment note payable, interest at 12%, principal and interest due in monthly installments of $14,200 through March, 2004, secured by the equipment under loan, and through guarantees from the general partner and personal guarantees
   from certain limited partners                                                     627,918                 -
Equipment note payable to bank, interest at 8.25%, principal and interest due in monthly installments of $9,583 through December 2001, secured by the
   equipment under loan                                                              304,682                 -
Equipment note payable to bank, interest at 8.25%, principal and interest due in monthly installments of $8,246 through December 2001, secured by the
   equipment under loan                                                              262,181                 -
Note payable to bank, interest at 8.25%, principal and interest due in monthly installments of $14,025 through November, 2002, secured by the equipment
   under loan                                                                        540,000                 -
Other                                                                                 43,405                 -
                                                                                ------------------------------
                                                                                   3,441,162           613,859
Less current portion                                                               1,209,947           145,885
                                                                                ------------------------------
                                                                                  $2,231,215          $467,974
                                                                                ==============================

                      HealthTronics, Inc. and Subsidiaries

7. LONG-TERM DEBT (CONTINUED)

Future maturities of long-term debt at December 31, 1998 are as follows:

 Fiscal Year
      1999                                                      $1,209,947
      2000                                                       1,040,023
      2001                                                         746,987
      2002                                                         285,608
      2003 and thereafter                                          158,597
                                                          -----------------
                                                                $3,441,162
                                                          =================

8. INCOME TAXES

A reconciliation of the provision (credit) for income taxes to the federal statutory rate of 34% for 1998 and 1997 is:

                                                                 1998              1997
                                                           -----------------------------------

Statutory federal income tax expense
(benefit)                                                       $1,292,335      $ (145,051)
State income taxes, net of federal benefit                         150,519         (16,894)
Other                                                              104,121           6,818
Change in valuation allowance for deferred
tax assets                                                        (372,793)        155,127
Minority interest                                                 (869,921)              -
                                                           ----------------------------------
                                                            $      304,261      $        -
                                                           ==================================

                      HealthTronics, Inc. and Subsidiaries

8. INCOME TAXES (CONTINUED)

Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:

                                                                 1998              1997
                                                           ----------------------------------
Current deferred tax assets:
   Accrued liabilities and other                                  $134,648    $       10,586
   Warranty reserve                                                118,625            66,658
   Operating loss carryforwards                                          -           103,307
                                                           ----------------------------------
                                                                   253,273           180,551

Valuation allowance                                                      -          (372,793)

Long term deferred tax assets:
   Property and equipment                                          294,748           190,051
   Other                                                             2,951             2,191
                                                           ----------------------------------
                                                                   297,699           192,242
                                                           ----------------------------------
Net deferred tax asset                                            $550,972    $            -
                                                           ==================================

Included in net long term deferred tax assets associated with property and equipment is approximately $310,000 of temporary differences as a result of deferred revenue on sales to the second tier partnerships. The amount of the deferred tax asset associated with the minority shareholders will be allocated directly to tax expense over the life of the asset.

For financial reporting purposes, a valuation allowance was recognized at December 31, 1997 to reduce the net deferred tax asset to zero to reflect limitations on the Company's ability to currently utilize net operating loss carryforwards. At December 31, 1997, the Company had a net operating loss carryforward available to offset future taxable income of approximately $304,000 which expires through the year 2011.

                      HealthTronics, Inc. and Subsidiaries

8. INCOME TAXES (CONTINUED)

As of December 31, 1998, the Company has applied all remaining net operating tax loss carryforwards. In conjunction with the application of the net operating tax losses, the Company adjusted the tax asset valuation allowance to zero, resulting in a reduced effective tax rate for the year ended December 31, 1998. In assessing the likelihood of utilization of existing net deferred tax assets, management considered (a) its current operating environment and (b) results of future operations to generate sufficient taxable income and, accordingly, has determined that it is more likely than not that the deferred tax assets will be realized.

9. EMPLOYEE BENEFIT PLAN

In 1996, the Company established a defined contribution 401(k) plan for all eligible employees. The plan provides for a deferral of up to 12% of the employee's qualifying compensation under Section 401(k) of the Internal Revenue Code. The Company provides a discretionary match up to a maximum of 6% of employee compensation. The Company recognized $28,111 and $10,300 in expense related to the 401(k) plan in 1998 and 1997, respectively.

10. SHAREHOLDERS' EQUITY

During June 1997, the Company issued 200,000 shares of no par value common stock valued at $1.00 per share as determined by management in absence of a readily trading market in exchange for a 40% ownership interest US Lithotripsy (USL), a Texas limited partnership.

During July 1997, subsequent to the notice of FDA approval of the LithoTron, the Company conducted a Private Placement of its common stock. Pursuant to this Private Placement, the Company sold an aggregate of 758,742 shares at $3 per share through December 31, 1998.

During May 1998, the Company issued 700,000 shares of no par value common stock in exchange for 100% of the outstanding stock of LMI. During September 1998, the Company issued 300,000 shares of no par value common stock in exchange for 100% of the outstanding stock of HLE. Both of these issuances were valued at $3.00 per share as determined by management in absence of a readily trading market.

                      HealthTronics, Inc. and Subsidiaries

11. STOCK OPTIONS

During 1996, the Company initiated a Warrants and Options Program. As of December 31, 1998, the Board of Directors has approved options to purchase up to 550,000 shares of common stock.

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for employee stock options and adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("FAS 123") for option grants to employees. The Company generally grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant, and, accordingly, recognizes no compensation expense for the employee stock option grants.

Certain stock options have been granted to non-employees. In accordance with the requirements of FAS 123, which requires the accounting recognition of the fair value of options granted to non-employees, the Company recorded $13,900 and $21,000 in expense during 1998 and 1997, respectively.

A total of 50,000 options, expiring on December 31, 2000 and exercisable at $1 per share, were granted during 1996 to a non-employee and were exercisable as of December 31, 1996. During 1997, 218,000 options were granted to employees and 79,000 were granted to non-employees. Such 1997 grants expire on December 31, 2000 and 2001 and have exercise prices of $1 or $3. 335,000 options were exercisable as of December 31, 1997.

During 1998, 108,000 options were granted to employees. 75,000 of such options vest through 2003 but can accelerate upon the obtainment of certain performance goals. Options granted in 1998 expire on December 31, 2001 or 2003 and have exercise prices of $3.00 or $6.00. Options vest at various dates through December 31, 2003. No options were exercised or terminated during 1998 or 1997. The weighted-average exercise price and remaining contractual life for the options granted in 1998 and 1997 are approximately $1.22 and $3.11 per share and
2.22 and 4.40 years, respectively. The weighted-average exercise price for the options outstanding at December 31, 1998 and 1997 are approximately $1.76 and $1.46, respectively.

                      HealthTronics, Inc. and Subsidiaries

11. STOCK OPTIONS (CONTINUED)

For the Company, pro forma information regarding net income is required by FAS 123 and has been determined as if the Company had accounted for its employee stock options granted under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a minimum value option pricing model with the following weighted-average assumptions for 1998 and 1997: risk-free interest rate of 5.55% and 7%, expected life of the option of three or four years, and no dividend yield. The weighted-average fair value of options granted under the Warrants and Options Program was $0.43 and $0.23 for 1998 and 1997. Had the employee option grants been accounted for under the fair value method of FAS 123, net loss would have been $467,442 or $49,414 more than recorded in the accompanying 1997 consolidated statement of operations, resulting in a $0.06 basic and diluted net loss per share. Net income would be $1,180,898, or $24,150 less than recorded in the accompanying 1998 consolidated statements of operations, and would have no effect on basic or diluted income per share.

The pro forma disclosures above are not likely to be representative of the effects on net income in future years.

The effect of dilutive stock options represented an increase of 221,866 in the denominator for the calculation of earnings per share for the year ended December 31, 1998.

12. OPERATING LEASES

The Company leases office space at a monthly rental of $3,900 under a lease agreement that expires May 2000. The lease is personally guaranteed by certain shareholders of the Company. Rental expense for 1998 and 1997 was $55,700 and $41,800, respectively.

Aggregate future minimum lease payments under operating lease agreements for terms greater than one year as of December 31, 1998 are as follows:

 Fiscal Year
   1999                                                       $  85,600
   2000                                                          34,400
   2001 and thereafter                                            2,500
                                                          -----------------
                                                               $122,500
                                                          =================

                      HealthTronics, Inc. and Subsidiaries

13. COMMITMENTS AND CONTINGENCIES


In connection with the original distributorship agreements between the Company and HMT, the Company committed to purchase ten OssaTron orthopedic lithotriptor and twelve LithoTron lithotripter units per year over the life of the agreement after FDA PMA approval is received by the Company. Aggregate funding needed for this commitment is approximately $7,000,000 per year based upon current market prices.




Physicians and technicians who use the Company's products are exposed to the risk of liability and malpractice claims. Those claims could also name the Company, based on a theory of malpractice or product liability. Although the Company has not experienced any malpractice or product liability claims, an award for damages could exceed the limits of its applicable insurance coverage. Successful liability claims asserted against the Company, to the extent not covered by insurance, could affect the Company's ability to operate profitably. While management believes the Company's current level of insurance is adequate, there can be no assurance of this.

                         Report of Independent Auditors

The Board of Directors and Shareholders
Litho Management, Inc.

We have audited the accompanying consolidated balance sheet of Litho Management, Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Litho Management, Inc. and Subsidiaries at December 31, 1997 and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                           /S/ Ernst & Young LLP




Atlanta, Georgia
August 7, 1998

                     Litho Management, Inc. and Subsidiaries

                           Consolidated Balance Sheet

                                December 31, 1997



ASSETS

Current assets:
   Cash and cash equivalents                                      $    97,296
   Accounts receivable, less allowance for doubtful accounts
     of $7,500                                                        315,521
   Inventory                                                          100,000
   Prepaid expenses                                                    11,463
                                                                  -----------
Total current assets                                                  524,280



Property and equipment, at cost:
   Medical devices placed in service                                2,200,480
   Vehicles and accessories                                            48,894
                                                                  -----------
                                                                    2,249,374
   Less accumulated depreciation                                     (294,380)
                                                                  -----------
Net property and equipment                                          1,954,994


Other assets                                                            4,726
                                                                  ===========
Total assets                                                      $ 2,484,000
                                                                  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                               $   28,395
   Accrued expenses                                                   18,689
   Accrued interest                                                    4,897
   Amounts due to related parties                                    833,862
   Current portion of long-term debt                                 952,383
                                                                  ----------
Total current liabilities                                          1,838,226

Long-term debt, less current portion                                 217,000
Minority interest                                                    423,151

Commitments and contingencies

Shareholders' equity:
  Common stock - $1 par value, voting:
     Authorized shares- 1,000; Issued and outstanding shares           1,000
                                                                       1,000
   Retained earnings                                                   4,623
                                                                  ----------
   Total shareholders' equity                                          5,623
                                                                  ==========
Total liabilities and shareholders' equity                        $2,484,000
                                                                  ==========




See accompanying notes.

                     Litho Management, Inc. and Subsidiaries

                        Consolidated Statement of Income

                          Year ended December 31, 1997





Net revenue                                                       $ 1,436,755

Cost of revenue                                                       245,326
                                                                  -----------
                                                                    1,191,429

Operating expenses:
   Salaries                                                            81,102
   Professional fees                                                   59,616
   Insurance expense                                                   22,275
   Provision for bad debts                                              7,500
   General and administrative expenses                                140,461
                                                                  -----------
Total operating expenses                                              310,954

Income from operations                                                880,475

Other income (expense):
   Interest expense                                                   (82,041)
   Interest income                                                        272
                                                                  -----------
Income before minority interest                                       798,706

Minority interest                                                    (796,975)
                                                                  -----------
Net income                                                        $     1,731
                                                                  ===========



See accompanying notes.

                     Litho Management, Inc. and Subsidiaries

                 Consolidated Statement of Shareholders' Equity

                          Year ended December 31, 1997


                                                    COMMON STOCK
                                          ---------------------------------                           TOTAL
                                             NUMBER OF                          RETAINED          SHAREHOLDERS'
                                               SHARES           AMOUNT          EARNINGS              EQUITY
                                          --------------------------------------------------------------------------

Balance at January 1, 1997                      1,000            $1,000           $2,892                $3,892
   Net income                                       -                 -            1,731                 1,731
                                          ==========================================================================
Balance at December 31, 1997                    1,000            $1,000           $4,623                $5,623
                                          ==========================================================================



See accompanying notes.

                     Litho Management, Inc. and Subsidiaries

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 1997

OPERATING ACTIVITIES

Net income                                                      $     1,731
Adjustments to reconcile net income to cash provided by
   operating activities:
     Depreciation and amortization                                  245,326
     Minority interest in subsidiaries' net income, net of
       distributions                                                297,528
     Provision for bad debts                                          7,500
     Changes in operating assets and liabilities:
       Accounts receivable                                         (171,544)
       Prepaid expenses                                              (6,408)
       Inventory                                                   (100,000)
       Other assets                                                  (1,113)
       Accounts payable                                              18,569
       Accrued interest and other accrued expenses                   16,229
       Amounts due to related parties                               672,462
                                                                -----------
Net cash provided by operating activities                           980,280

INVESTING ACTIVITIES
Purchases of property and equipment                              (1,249,373)
Purchases of partnership investments, net of cash acquired
                                                                     18,639
                                                                -----------
Net cash used in investing activities                            (1,230,734)

FINANCING ACTIVITIES
Proceeds from issuance of debt                                      696,394
Principal payments on debt                                         (348,644)
                                                                -----------
Net cash provided by financing activities                           347,750
                                                                -----------

Net increase in cash and cash equivalents                            97,296
Cash and cash equivalents at beginning of year                           --
                                                                -----------
Cash and cash equivalents at end of year                        $    97,296
                                                                ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest                                          $    82,067
                                                                ===========

See accompanying notes.

                     Litho Management, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

                                December 31, 1997


1. DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

Litho Management, Inc. (the "Company") was incorporated in the State of Texas on October 25, 1996. Prior to April 1, 1997, The Company's primary activity included ownership of a 1% general partnership interest in Mississippi Valley I Stone Management, L.P. ("Mississippi Valley"), a limited partnership formed for the purpose of purchasing, owning and operating certain medical devices utilizing shock wave therapies, specifically the LithoTron. On April 1, 1997, the Company entered into a Distributor Agreement and an Entity Interest Agreement with U.S. Lithotripsy, L.P. ("USL"), a Texas limited partnership, and with HealthTronics, Inc. ("HealthTronics"). The Distributorship Agreement (entered into between USL and Healthtronics) grants USL an exclusive right to sell, use, lease and distribute HealthTronics' products in a 19 state area and a non-exclusive right (subject to approvals by HealthTronics) to sell, use, lease and distribute HealthTronics' products in other states. The Entity Interest Agreement granted the Company a 0.6% general partnership ownership interest in USL (0.4% general partnership interest and 39.6% limited partnership interest is owned by HealthTronics and the remaining 59.4% limited partnership interest is owned by independent partners). Through its general partnership interest, the Company effectively controls USL.

The April 1, 1997 Entity Interest Agreement constituted the formation of USL as a limited partnership entity. Concurrent with the formation of USL, USL acquired the 1% general partnership interest in Mississippi Valley from the Company. Subsequent to April 1, 1997, USL made a number of investments as the sole general partner in several separate partnerships with equity interests ranging from 10% to 99% (the "second tier partnerships"), also formed for the purpose of purchasing, owning and operating certain medical devices utilizing shock wave therapies. Each of the partnership agreements are for terms of 40 years. As USL is the sole general partner of these second tier partnerships, it will consolidate these entities.

As the majority-owned general partner of USL, the Company provides exclusive management and administration of USL and the second tier partnerships' day-to-day business operations. Authority retained by the Company as majority-owned general partner includes exclusive authority over all decision-making for ongoing major or central operations, including (i) the scope of services, (ii) pricing of services, (iii) negotiation and execution of contracts, (iv) issuance of debt and (v) establishment and approval of operating and capital budgets. Each of the partnership agreements grants the majority

                     Litho Management, Inc. and Subsidiaries

             Notes to Consolidated Financial Statements (continued)




1. DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION (CONTINUED)

general partner sole and absolute discretion over the actions of the partnership and do not provide for the existence of any super majority voting rights, unanimous approval, or limited partner veto power.

In order to appropriately reflect the nature of the Company's operations and its relationship to USL and the second tier partnerships, the accompanying consolidated financial statements include the accounts of USL and the second tier partnerships from the date of the formation of USL, April 1, 1997. The operations of Mississippi Valley have been included for the full year ended December 31, 1997 as the Company was the general partner prior to the purchase of the general partnership interest by USL. All significant intercompany accounts and transactions have been eliminated in consolidation. See Note 3 for discussion of minority interests.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NET REVENUE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Net revenue includes leasing fees for the rental of the LithoTron and other medical devices in the clinical setting. Revenue is generated primarily from rental contracts with various medical facilities; the Company does not contract directly with any third party payors including governmental programs or health maintenance organizations. Net revenue under these facility agreements is recorded at established billing rates reduced by an allowance for contractual adjustments. Contractual adjustments arise due to the terms of certain facility agreements which reduce revenue from established billing rates to amounts estimated to be reimbursable under the individual facility agreement. Such adjustments are recognized in the period the services are rendered. Differences in estimates recorded and final settlements are reported during the period final settlements are made.

                     Litho Management, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET REVENUE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS (CONTINUED)

An allowance for doubtful accounts is established for revenue estimated to be uncollectible and is adjusted periodically based upon management's evaluation of current economic conditions, historical collection experience, and other relevant factors which, in the opinion of management, deserve recognition in estimating such allowance.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORY

Inventory is carried at the lower of cost (first-in, first-out) or market and consists of a medical device.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed based on the straight-line method over the five-year estimated useful lives of the related equipment and is included in cost of revenue in the accompanying consolidated statement of income. Accelerated depreciation methods are generally used for tax purposes.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The Company has not recorded a provision for income taxes in the accompanying consolidated income statement as earnings and losses from the partnerships are passed through to the individual partners for income tax purposes. In addition, there were no significant differences between financial reporting and tax bases of assets and liabilities for the year ended December 31, 1997.

                     Litho Management, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES (CONTINUED)

The Company made no payments for income taxes during 1997.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to significant concentrations of credit risk consist principally of cash equivalents and accounts receivable.

The Company maintains cash and cash equivalents with various financial institutions. These financial institutions are located throughout the Southeastern United States, Texas and Missouri and the Company's policy is designed to limit its exposure at any one institution. The Company performs periodic evaluations of the relative credit standings of those financial institutions that are considered in the Company's investment strategy. At December 31, 1997, substantially all of the Company's cash and cash equivalents are invested in non-interest bearing depository cash accounts.

Substantially all revenue is earned in the Southeastern United States, Texas and Mississippi. The Company generally does not require collateral or other security in extending credit to facilities under contract. The Company's two largest facility contracts accounted for approximately 67% and 29%, respectively of net revenue during 1997.

CARRYING VALUE OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that such assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less that the assets' net book values. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. SFAS No. 121 had no impact on the accompanying consolidated financial statements.

                     Litho Management, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. SFAS 130 establishes guidelines for the reporting and display of comprehensive income and its components in financial statements. Management does not believe the adoption of SFAS 130 will have a significant impact on the Company's consolidated financial statements.

3. PARTNERSHIP INVESTMENTS

As discussed in Note 1, at December 31, 1997, the Company maintained a 0.6% general partnership interest in USL; while USL maintained general partnership interests in several second tier partnerships. Based upon the Company's ability to exercise control over the operating and financial policies of USL and the second tier partnerships, the Company has consolidated the financial position and results of operations of the individual partnerships for the year ended December 31, 1997. The partnerships and the Company's effective ownership at December 31, 1997 are summarized as follows:

                                                                      EFFECTIVE      EFFECTIVE
                                                      DATE OF         OWNERSHIP       VOTING
PARTNERSHIP                                          FORMATION        INTEREST       INTEREST
----------------------------------------------------------------------------------------------
U.S. Lithotripsy, L.P.                             April 1, 1997         0.6%           60%
Metro I Stone Management, Ltd.                      May 28, 1996        0.06%           60%
Mississippi Valley I Stone Management, L.P.
                                                  November 1, 1996     0.186%           60%
East Texas I Stone Management, Ltd.                July 29, 1997        0.06%           60%
Dallas Stone Management, L.P.                     December 1, 1997      0.06%           60%

The consolidated statements of operations include the operating results of the above partnerships from the date of formation of each partnership, except for Metro I Stone Management Ltd. which is included from April 1, 1997 (the date USL acquired the 1.0% general partnership interest and a 9.0% limited partnership interest) through December 31, 1997, and Mississippi Valley which is included at a 1.0% effective

                     Litho Management, Inc. and Subsidiaries

3. PARTNERSHIP INVESTMENTS (CONTINUED)

ownership interest from January 1, 1997 through March 31, 1997 (as the Company was the 1.0% general partner during this time period) and at 0.186% from April 1, 1997 through December 31, 1997 (as USL purchased the 1.0% general partnership interest from the Company and an additional 30% limited partnership interest on April 1, 1997).

USL's purchase of the additional equity interests in Metro I Stone Management, Ltd. and Mississippi Valley was accounted for under the purchase method of accounting. There was no goodwill recognized in these transactions as the purchase price approximated the fair value of the partnerships' net assets at the date of purchase.

Condensed individual financial information of the Company and the consolidated partnerships as of December 31, 1997 is summarized below:

                                     TOTAL          TOTAL         NET      NET INCOME
PARTNERSHIP                          ASSETS      LIABILITIES    REVENUE      (LOSS)
--------------------------------------------------------------------------------------
U.S. Lithotripsy, L.P.             $  177,872     $441,200     $138,133    $(129,911)
Metro I Stone Management, Ltd.      1,179,520      646,225      976,866      665,590
Mississippi Valley I Stone
  Management, L.P.                    502,303      384,810      418,924      225,230
East Texas I Stone Management,
  Ltd.                                 48,750       23,156       29,250       25,594
Dallas Stone Management, L.P.         608,338      599,003       10,238        9,336

As general partner, USL provides exclusive management and administration of the second tier partnerships' day-to-day business operations. For the year ended December 31, 1997 fees charged to the second tier partnerships by USL were $131,641 and were based upon approximately 7.5% of the partnerships' net revenues. Management fee receivables of $41,983 have been recorded by USL at December 31, 1997. In addition, USL recognized revenue of $14,476 on sales of certain consumables to the second tier partnerships. Each of these transactions have been fully eliminated in consolidation.

                     Litho Management, Inc. and Subsidiaries

4. RELATED PARTY TRANSACTIONS

Several of the Company's major shareholders are also limited partners in USL and the second tier partnerships. USL leases space from one of the Company's shareholders. Total rental expense charged by the shareholder amounted to $6,174 for the year ended December 31, 1997.

Concurrent with the formation of USL, a limited partner of USL contributed a medical device held as inventory, valued at $100,000 based upon current market conditions, and a $296,595 note payable. The difference between the value of the inventory and the total notes payable is included in minority interest in the accompanying statement of income.

Accounts payable through the consolidated partnerships to HealthTronics relating to purchases of medical devices and related parts totaled $796,100 as of December 31, 1997. Amounts owed to HealthTronics at December 31, 1997 were paid in full through March 1998 as the consolidated partnerships obtained long-term financing with third party banks. During 1997, the Company, through its consolidated partnerships made payments totaling $382,000 to HealthTronics, Inc. for medical devices, related parts and consumables purchases.

Amounts due to related parties include a $26,000 unsecured note payable to one of the Company's major shareholders. The note bears interest monthly at 8.50% and was paid in full in April 1998. In addition, amounts due to related parties of $11,762 represent net non-interest bearing borrowings from certain shareholders for expenses paid on behalf of the individual partnerships.

Subsequent to December 31, 1997, USL entered into a $250,000 unsecured note payable to HealthTronics. The note includes interest at 8.5% and is due in monthly installments through September, 2003.

                     Litho Management, Inc. and Subsidiaries

5. LONG-TERM DEBT

Long-term debt at December 31, 1997 consists of the following:

Equipment note payable, variable interest rate (8.50% at December 31, 1997), principal and interest due in monthly installments through December 2000, secured by the equipment under loan, and through guarantees from the general
   partner and personal guarantees from certain limited partners                         $  409,000

Equipment note payable, variable interest rate (8.50% at December 31, 1997), principal and interest due in monthly installments of $9,287 through November
   1998, balloon payment of remaining principal and interest balance due
   December 1998, secured by the equipment under loan, and through guarantees from the general partner and personal guarantees from certain limited
   partners                                                                                 381,788

Equipment note payable, interest at 8.75%, principal and interest due in monthly installments of $4,743 through July 1998, balloon payment of remaining principal and interest balance due August 1998, secured by all accounts
   receivable, equipment and inventory of the partnership                                   148,121

Note payable to bank, interest at 8.75%, principal and interest due in monthly installments of $4,761 through July 1998, balloon payment of remaining principal and interest balance due August 1998, secured by all accounts
   receivable, equipment and inventory of the partnership                                   148,474

Line of credit, variable interest rate (8.50% at December 31, 1997), interest
   payable monthly, principal due in full on October 28, 1998, unsecured                     80,000

Other                                                                                         2,000
                                                                                         ----------
                                                                                          1,169,383
Less current portion                                                                       (952,383)
                                                                                         ----------
                                                                                         $  217,000
                                                                                         ==========

                     Litho Management, Inc. and Subsidiaries

5. LONG-TERM DEBT (CONTINUED)

Aggregate future principal payments for all short term borrowings and long-term debt as of December 31, 1997 are as follows:

         Year ending December 31,
         1998                                  $  952,383
         1999                                     192,000
         2000                                      25,000
                                               ----------
                                               $1,169,383
                                               ==========

7. SUBSEQUENT EVENTS

On May 4, 1998, HealthTronics entered into an Agreement and Plan of Share Exchange with the Company and the sole shareholders of the Company, whereby HealthTronics acquired all of the issued and outstanding capital stock of the Company in exchange for 700,000 shares of voting capital stock of HealthTronics. The effective date of the transaction is May 1, 1998. The HealthTronics shares issued in the Share Exchange have been valued at approximately $2,100,000, as determined by management and the Board of Directors of HealthTronics in absence of a readily trading market.

                      HealthTronics, Inc. and Subsidiaries
              Pro Forma Combined Condensed Statements of Operations
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                   (UNAUDITED)

                                                     HISTORICAL
                                       ---------------------------------------------

                                                             LITHO          HLE
                                       HEALTHTRONICS,      MANAGEMENT,   CORPORATION     PRO FORMA         PRO FORMA
                                            INC.            INC. (1)         (2)         ADJUSTMENTS        COMBINED
                                       ------------------------------------------------------------------------------

    Net revenue                          $ 14,681,941     $ 1,229,851     $     --                         15,911,792
    Cost of goods sold, rentals and
      services provided                     6,863,506         403,283           --        (56,053)(4)       7,210,736
                                         ---------------------------------------------------------       ------------
                                            7,818,435         826,568           --         56,053           8,701,056
    Operating costs and expenses:

      Salaries, wages and benefits          1,495,364          94,781           --                          1,590,145
      Corporate, general and                2,480,012         139,986           --         97,139 (3)       2,717,137
       administrative                    ---------------------------------------------------------       ------------

    Income/(loss) from operations           3,843,059         591,801           --        (41,086)          4,393,774

    Equity in earnings of
      unconsolidated partnerships             102,655          28,672      258,109       (258,109)(5)         131,327
    Interest income (expense)                (144,730)        (40,420)          --                           (185,150)
                                         ---------------------------------------------------------       ------------
    Net income/(loss) before minority
      interest and income taxes             3,800,984         580,053      258,109       (299,195)          4,339,951
    Minority interest                      (2,291,675)       (579,548)          --        258,109 (5)      (2,613,114)
                                         ---------------------------------------------------------       ------------
    Net income/(loss) before income         1,509,309             505      258,109        (41,086)          1,726,837
      taxes
    Provision for income taxes                304,261              --           --                            304,261
                                         ---------------------------------------------------------       ------------
    Net income/(loss)                    $  1,205,048     $       505     $258,109    $   (41,086)       $  1,422,576
                                         =========================================================       ============
   Net income per share/(loss) per share:
     Basic                               $       0.13                                                    $       0.15
                                         ============                                                    ============
     Diluted                             $       0.13                                                    $       0.14
                                         ============                                                    ============

   Weighted average number of common
     and common equivalent shares
     Basic                                  9,223,671                                                       9,662,849
                                         ============                                                    ============
     Diluted                                9,445,537                                                       9,884,716
                                         ============                                                    ============

--------------------

1. The historical results for Litho Management, Inc. are for the period January 1, 1998 to May 1, 1998 adjusted to conform with HealthTronics' presentation of revenue and expenses.

2. The historical results for HLE Corporation are for the period from January 1, 1998 to September 9, 1998. However, historical results for Florida Lithology, Inc. ("FLI") and Lithowest, LLC ("Lithowest") have not been included on the basis of materiality.

3. Adjustment represents additional amortization arising from goodwill recorded as part of the purchases of Litho Management, Inc. on May 1, 1998 and HLE Corporation on September 9, 1998.

4. Adjustment represents the reduction in depreciation expense from retail to cost for equipment sold to related party partnerships.

5. Adjustment represents the reclassification of HLE Corporation's recognition of equity interest in Metro I Stone Management, Ltd. as a reduction in minority interest as the operations of HealthTronics, Inc. and Subsidiaries presently includes Metro I Stone Management, Ltd.

                      HealthTronics, Inc. and Subsidiaries
              Pro Forma Combined Condensed Statements of Operations
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)

                                                      HISTORICAL
                                       ------------------------------------------

                                                           LITHO         HLE
                                       HEALTHTRONICS,   MANAGEMENT,  CORPORATION   PRO FORMA         PRO FORMA
                                            INC.          INC. (1)        (1)     ADJUSTMENTS         COMBINED
                                       -------------------------------------------------------------------------


   Net revenue                             $5,062,104   $1,436,755    $      -                       6,498,859

   Cost of goods sold and services
     provided                               3,263,233      245,326           -      (19,729) (3)     3,488,830
                                       ------------------------------------------------------    ---------------
                                            1,798,871    1,191,429                   19,729          3,010,029

   Operating costs and expenses:
     Salaries, wages and benefits             723,748       81,102           -                         804,850
     Corporate, general and
      administrative                        1,463,683      229,852           -      216,416  (2)     1,909,951
                                       ------------------------------------------------------    ---------------

   Income/(loss) from operations             (388,560)     880,475           -     (196,687)           295,228

   Equity in earnings of
     unconsolidated partnerships                4,669                  199,677     (199,677) (4)
   Interest income (expense)                                                 -
   Other income (expense):                    (38,434)     (81,769)          -                        (115,534)
                                       ------------------------------------------------------    ---------------
   Net income/(loss) before minority
     interest and income taxes               (422,325)     798,706     199,677     (396,364)           179,694
   Minority interest                            4,297     (796,975)          -      199,677  (4)      (593,001)
                                       ------------------------------------------------------    ---------------
   Net income/(loss) before income
     taxes                                   (418,028)       1,731     199,677     (196,687)          (413,307)
                                       ------------------------------------------------------    ---------------

   Provision for income taxes                       -            -           -                               -
                                       ======================================================    ===============
   Net income/(loss)                       $ (418,028)  $    1,731     199,677    $(196,687)        $ (413,307)
                                       ======================================================    ===============

   Basic net income per share/(loss)
     per share                             $    (0.05)                                              $    (0.05)

   Weighted average number of common
     and common equivalent shares           8,010,068                                                9,010,068
                                       ===============                                           ===============

--------------------


1. The historical results for Litho Management, Inc. and HLE Corporation are for the period January 1, 1997 to December 31, 1997 adjusted to conform with HealthTronics' presentation of revenue and expenses. However, historical results for Florida Lithology, Inc. ("FLI") and Lithowest, LLC ("Lithowest") have not been included in the pro forma on the basis of materiality of operations.


2. Adjustment represents additional amortization arising from goodwill recorded as part of the purchase of Litho Management, Inc.

3. Adjustment represents the reduction in depreciation expense from retail to cost for equipment sold to related party partnerships.

4. Adjustment represents the reclassification of HLE Corporation's recognition of equity interest in Metro I Stone Management, Ltd. as a reduction in minority interest as the operations of HealthTronics, Inc. and Subsidiaries presently includes Metro I Stone Management, Ltd.

         Until __________, 1999 (90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         CAPITAL GROWTH MANAGEMENT, INC.
                       1827 POWERS FERRY ROAD, BUILDING #2
                             ATLANTA, GEORGIA 30339

                The date of this prospectus is ___________, 1999.

                                     PART II

                     Information Not Required in Prospectus

ITEM 24   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The HealthTronics' articles of incorporation provide that no director shall have any personal liability to HealthTronics or its shareholders for monetary damages for breach of duty of care or the other duties of a director except for any appropriation of any business opportunity, for acts or omissions that involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. Copies of HealthTronics' articles of incorporation and bylaws are available for inspection by any potential investor or his representative. (See "Additional Information" in HealthTronics' prospectus). Because of these provisions, HealthTronics and its shareholders may have a more limited right of action against a director than they would have absent these provisions. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of HealthTronics pursuant to the foregoing provisions, or otherwise, HealthTronics has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by HealthTronics of expenses incurred or paid by a director, officer or controlling person of HealthTronics in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with these securities being registered, HealthTronics will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The cross-indemnification provisions contained in Article 9 of the Sales agent Agreement filed as Exhibit 1.1 to the Registration Statement may limit the liability of controlling persons, officers or directors of HealthTronics to Capital Growth Management, Inc.

ITEM 25    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following sets forth the anticipated costs and expenses to be incurred in connection with the issuance and distribution of the securities to be registered.

            Each amount, except for SEC and NASD fees, is estimated.


            SEC registration fee.........................                           $  1,668.00
            Blue Sky fees (excluding legal fees).........                           $ 15,000.00
            NASD fee.....................................                           $  1,625.00
            Accounting fees and expenses.................                           $170,000.00
            Legal fees and expenses......................                           $ 70,000.00
            Printing and engraving.......................                           $ 30,000.00
            Escrow Agent fee.............................                           $    500.00
            Miscellaneous expenses.......................                           $ 11,207.00
                                                                                    -----------
            Total .......................................                           $300,000.00
                                                                                    ===========


ITEM 26    RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, Registrant sold the following unregistered securities (all of these securities were no par value shares):



           (a)(1) On December 31, 1995 OssaTronics, Inc., an affiliated Georgia corporation formed on December 23, 1994 was merged into HealthTronics. The plan of merger was approved by the shareholders of both OssaTronics and HealthTronics on March 4, 1995 and was finalized with the Office of the Secretary of State of Georgia on April 29, 1996. Pursuant to the plan of merger, 100,000 shares were issued to 5 investors, all of whom were existing shareholders of HealthTronics.

           (a)(2) Between June 24 and December 4, 1996, 1,407,000 shares were sold at $1.00 per Share to 75 investors pursuant to a private placement memorandum.

           (a)(3) On November 22, 1996, HealthTronics granted Jon Burke stock options to purchase 50,000 shares of HealthTronics, exercisable at $1.00 per share for consulting services to HealthTronics.

           (a)(4) On January 1, 1997, HealthTronics granted Thomas Johnson stock options to purchase 10,000 shares of HealthTronics, exercisable at $1.00 per share for consulting services to HealthTronics.

           (a)(5) On January 1, 1997, HealthTronics granted Rubye Davie stock options to purchase 1,000 shares of HealthTronics, exercisable at $1.000 per share for consulting services to HealthTronics.

           (a)(6) On January 28, 1997, HealthTronics granted Kei Leyson stock options to purchase 10,000 shares of HealthTronics, exercisable at $1.00 and $3.00 per share for consulting services to HealthTronics.

           (a)(7) On March 13, 1997, HealthTronics granted Richard Thiele MD stock options to purchase 10,000 shares of HealthTronics, exercisable at $2.50 per share for consulting services to HealthTronics.

           (a)(8) On March 13, 1997, HealthTronics granted Dr. Reiner Schultheiss stock options to purchase 10,000 shares of HealthTronics, exercisable at $2.50 per share for consulting services to HealthTronics.

           (a)(9) On March 13, 1997, HealthTronics granted Wolfgang Schaden stock options to purchase 10,000 shares of HealthTronics, exercisable at $2.50 per share for consulting services to HealthTronics.

           (a)(10) On June 1, 1997, HealthTronics offered an aggregate of 200,000 shares in an exchange offer to the owners of US Lithotripsy, a limited partnership that is a distributor of HealthTronics' products, in exchange for a 40% interest in US Lithotripsy. The exchange offer was accepted by the 6 owners of US Lithotripsy.

           (a)(11) On May 22, 1997, HealthTronics granted Suzanne Setzer stock options to purchase 5,000 shares of HealthTronics, exercisable at $1.00 per share as additional compensation for services to HealthTronics.

           (a)(12) On May 22, 1997, HealthTronics granted Suzanne Setzer stock options to purchase 5,000 shares of HealthTronics, exercisable at $1.00 per share as additional compensation for services to HealthTronics.

           (a)(13) On May 27, 1997, HealthTronics granted Kim Butler stock options to purchase 3,000 shares of HealthTronics, exercisable at $1.00 per share as additional compensation for services to HealthTronics.

           (a)(14) On June 10, 1997, HealthTronics granted Devonne Pavlak stock options to purchase 3,000 shares of HealthTronics, exercisable at $1.00 per share as additional compensation for services to HealthTronics.

           (a)(15) On July 11, 1997, HealthTronics granted Carl Frisina MD stock options to purchase 5,000 shares of HealthTronics, exercisable at $1.00 per share for consulting services to HealthTronics.

           (a)(16) On July 11, 1997, HealthTronics granted Victoria Beck stock options to purchase 25,000 shares of HealthTronics, exercisable at $1.00 per share pursuant to her employment agreement as compensation for services to HealthTronics.

           (a)(17) On July 14, 1997, HealthTronics granted John Jedrosko stock options to purchase 1,000 shares of HealthTronics, exercisable at $1.00 per share as additional compensation for services to HealthTronics.

           (a)(18) On July 15, 1997, HealthTronics granted John Harris stock options to purchase 1,000 shares of HealthTronics, exercisable at $1.00 per share as additional compensation for services to HealthTronics.

           (a)(19) Between July 31, 1997 and February 12, 1998, HealthTronics sold an aggregate of 758,742 shares at $3.00 per share to 67 investors pursuant to a private placement memorandum.

           (a)(20) On September 16, 1997, HealthTronics granted Kathy Marshall stock options to purchase 1,000 shares of HealthTronics, exercisable at $3.00 per share as additional compensation for services to HealthTronics.

           (a)(21) On November 28, 1997, HealthTronics granted Cascade Lithotripsy stock options to purchase 33,000 shares of HealthTronics, exercisable at $3.00 per share in conjunction with Cascade's purchase of a LithoTron lithotripter.


           (a)(22) On December 25, 1997, HealthTronics granted Julie Dodd, Kim Butler, John Harris, John Jedrosko, Kei Leyson, Devonne Pavlak and Suzy Setzer each stock options to purchase 2,000 shares of HealthTronics, exercisable at $3.00 per share as additional compensation for services to HealthTronics.

           (a)(23) On December 25, 1997, HealthTronics granted Kathy Marshall and James Lanham each stock options to purchase 1,000 shares of HealthTronics, exercisable at $3.00 per share as additional compensation for services to HealthTronics.


           (a)(24) On December 25, 1997, HealthTronics granted Marie Marlow stock options to purchase 5,000 shares of HealthTronics, exercisable at $3.00 per share as additional compensation for services to HealthTronics.


           (a)(25) On January 15, 1998, HealthTronics granted Willie Davis and Herbert Stansbury each stock options to purchase 500 shares of HealthTronics, exercisable at $3.00 per share for consulting services to HealthTronics.

           (a)(26) On March 25, 1998, HealthTronics granted Marie Marlow stock options to purchase 75,000 shares of HealthTronics, exercisable at $3.00 per share as additional compensation for services to HealthTronics.

           (a)(27) On April 1, 1998, HealthTronics granted Brad Devine stock options to purchase 2,000 shares of HealthTronics, exercisable at $3.00 per share for consulting services to HealthTronics.

           (a)(28) On April 14, 1998, HealthTronics granted stock options exercisable at $1.00 per share to Argil Wheelock (65,000 shares), Roy Brown (9,000 shares) and John Warlick (9,000 shares) in exchange for payment guarantees on behalf of HealthTronics.

           (a)(29) On May 1, 1998 HealthTronics acquired Litho Management, Inc. in exchange for 700,000 shares.

           (a)(30) On June 1, 1998, HealthTronics granted John Rudnik stock options to purchase 2,000 shares of HealthTronics, exercisable at $3.00 per share as additional compensation for services to HealthTronics.


           (a)(31) On July 1, 1998, HealthTronics granted Julie Dodd, Devonne Pavlak, Denise Ballew, Suzanne Setzer, Kim Butler and Kathy Marshall each stock options to purchase 2,000 shares of HealthTronics, exercisable at $3.00 per share as additional compensation for services to HealthTronics.


           (a)(32) On July 1, 1998, HealthTronics granted Jim Lanham, Robert DeBord and Paula Willingham each 1,000 shares of HealthTronics, exercisable at $3.00 per share as additional compensation for services to HealthTronics.

           (a)(33) On September 9, 1998, HealthTronics executed an Agreement and Plan of Share Exchange (the "Exchange Offer") with the three shareholders of HLE Corp., a Texas corporation. Pursuant to the Exchange Offer, the shareholders of HLE Corp. Exchanged all of the issued and outstanding shares of HLE for 300,000 shares of HealthTronics.

           (a)(34) On October 1, 1998, HealthTronics granted Steve Norman and Greg Dehnert each stock options to purchase 2,000 shares of HealthTronics, exercisable at $6.00 per share as additional compensation for services to HealthTronics.

           (a)(35) Pursuant to this offering, HealthTronics is granting warrants to Capital Growth Management, Inc. equal to one warrant for one share of HealthTronics for each ten shares of HealthTronic's stock subscribed in this offering as additional compensation for Capital Growth's services as sales agent.


           (a)(36) January 15, 1998, HealthTronics granted two technicians each 500 shares of HealthTronics, exercisable at $3.00 per share for consulting services to HealthTronics.

           (a)(37) On May 27, 1997, HealthTronics granted Roy Brown 20,000 shares of HealthTronics, exercisable at $1.00 per share as additional compensation for services.

           (a)(38) On May 27, 1997, HealthTronics granted John Warlick 10,000 shares of HealthTronics, exercisable at $1.00 per share as additional compensation for services.

           (a)(39) On May 27, 1997, HealthTronics granted Marie Marlow 10,000 shares of HealthTronics, exercisable at $1.00 per share as additional compensation for services.

           (a)(40) On May 30, 1997, HealthTronics granted Argil Wheelock 25,000 shares of HealthTronics, exercisable at $1.00 per share as additional compensation for services.


           (b) No underwriter was involved in any of these offerings. HealthTronics sold these Shares or granted or issued these options to its officers, directors, promoters, employees, distributors (including the officers, directors and certain employees of its distributors), doctors, family and friends of HealthTronics' officers and directors.

           (c) The Shares described in (a) (1), (a) (10), (a) (29) and (a) (33) above were sold to the promoters and existing shareholders of HealthTronics for their interest in OssaTronics, Inc. and the interest of the owners of US Lithotripsy in US Lithotripsy, and the interest of the owners of Litho Management, Inc. in Litho Management, Inc. and the interest of the owners of HLE Corp. in HLE Corp., as well as for the services of the promoters of, and consultants to, HealthTronics in organizing HealthTronics. The Shares described in (a) (2) and (a) (19) above were sold for an aggregate of $3,682,826 in cash.

          (d) Exemption for the transactions described in paragraphs (a) (1) through (a) (40) above is claimed pursuant to Section (4) (2) of the Securities Act of 1933. In the transactions described in paragraphs (a)(2), (a)(10) and
(a)(19) the Registrant relied on Rule 506 of Regulation D promulgated pursuant to Section (4)(2). Each of the Company's investors received a private placement memorandum containing the information that would be contained in a Regulation A filing or in a registration statement. Each of the investors executed an appropriate subscription agreement/letter of investment intent. Each Share issued bears the appropriate restrictive legend. In addition, Form D was filed with the Securities and Exchange Commission for the transactions described in paragraphs (a)(2) through (a)(4) above. Furthermore, the Company's Shares were sold to no more than 35 non-accredited investors in any single private offering and no advertising or public solicitation was employed by the Company in the sale of its Shares.


ITEM 27    EXHIBITS


     Exhibit Number                  Description of Exhibit
     --------------                  ----------------------

               1.1            Sales agent Agreement. (1)

               3.1            Articles of Incorporation of HealthTronics, Inc.
                              (1)

               3.2            Restated By Laws of HealthTronics, Inc. (1)

               3.3            By Laws of OssaTronics, Inc. (1)

               3.4            Specimen Stock Certificate.

               3.5            Agreement and Plan of Merger of OssaTronics, Inc.
                              into HealthTronics, Inc. (1)

               3.6            Amended Articles of Incorporation of
                              HealthTronics, Inc. (1)

               3.7            Subscription Agreement (1)

               5 Opinion of Christopher J, Moran, Jr., as to the legality of the securities being registered. (1)

               9.1            House Group Stock Voting Agreement.

               9.2            HMT Group Stock Voting Agreement.

               10.1           Escrow Agreement.

               10.2 Entity Interest Agreement between HealthTronics and USL. (1)

               10.3 Distributorship Agreement between HealthTronics and USL and amendments thereto. (1)

               10.4 Patent License Agreement dated June 3, 1995 between OssaTronics, Inc. and HMT High Medical Technologies GmbH along with amendments thereto.
                              (1)

               10.4(a) Patent Purchase Agreement between VISSH Voennomedicinsky Institut and HMT. (1)

               10.4(b) U.S. Patent Number 4.979.501 for a method and an apparatus for medical treatment of the pathological state of bones. (1)

               10.4(c) Provisional Patent Application for the use of acoustic shock waves, in the treatment of medical, dental and veterinary conditions. (1)

               10.4(d) U.S. Patent Number 5,595,178 for a system and an apparatus for treatment of degenerative bone. (1)

               10.4(e)        Second Amendment to Patent License Agreement. (1)

               10.5 Distributorship and Manufacturing Agreements between HealthTronics and HMT for both the OssaTron(R) (11/22/94) and the LithoTron(R) (1/24/96) and amendments to both agreements dated March 1, 1996 and August 7, 1996. (1).

               10.6           HealthTronics' 401(k) plan. (1)

               10.7 Agreement dated February 15, 1995 between OssaTronics, Inc., John Warlick, Argil Wheelock, M.D., Karl-Heinz Restle and Scott A. Cochran. (1)

               10.8 Manufacturing Agreement dated June 20, 1996 between HealthTronics and HMT. (1).

               10.9           Agreement and Plan of Share Exchange with HLE
                              Corp. (1)

               10.10          Limited Partnership Agreement of US Lithotripsy,
                              L.P. (1)

               10.11          Employment Agreement with Ms. Beck. (1)

               10.12          LithoTron Service Agreement with Servicetrends.

               10.13          Employment Agreement with Ms. Marlow. (1)

               10.14          OssaTron Service Contract with Servicetrends.

               10.15 Manufacturer's Service Representative Agreement with Servicetrends.

               21.1           Subsidiaries of the Registrant.

               23.1           Consent of Ernst & Young LLP.

               23.2 Consent of Christopher J. Moran, Jr. (contained in his opinion filed as Exhibit 5). (1)

               24.1           Power of Attorney.

               27.1           Financial Data Schedule.

               99.1 Letter from FDA dated 6/13/97 approving the PMA for the LithoTron(TM) Lithotripsy System, subject to certain conditions. (1)

(1)         Previously filed.


ITEM 28    UNDERTAKINGS

         The undersigned HealthTronics hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of HealthTronics pursuant to the foregoing provisions (See Item 24), or otherwise, HealthTronics has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by HealthTronics of expenses incurred or paid by a director, officer or controlling person of HealthTronics in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, HealthTronics will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, and the state of Georgia, on April 26, 1999.

(Registrant).......................................HealthTronics, Inc.


By (Signature and Title).........................../s/ Roy S. Brown
                                                   --------------------------
                                                   Roy S. Brown
                                                   President and Director



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 26, 1999.


Signature                                               Date                         Title
---------                                               ----                         -----
/s/ Argil J. Wheelock, M.D.                             April 26, 1999               Chairman and CEO
-----------------------------------                                                  (principal executive
Argil J. Wheelock, M.D.                                                              officer)

/s/ Victoria Beck                                       April 26, 1999               Chief Financial
-----------------------------------                                                  Officer (principal
Victoria Beck                                                                        financial and
                                                                                     accounting officer)

/s/ Roy S. Brown                                        April 26, 1999               Director
-----------------------------------
Roy S. Brown

* Scott Cochran                                         April 26, 1999               Director
----------------------------------
Scott Cochran




*Joachim Voss                                            April 26, 1999                 Director
 ----------------------------------
 Joachim Voss


                                                                                        Director
 ---------------------------------
 Jon Burke


*By: /s/ Roy S. Brown
    ------------------------------
    Roy S. Brown, attorney-in-fact



                                  EXHIBIT INDEX


Exhibit Number               Description of Exhibit                                       Rule 403(d) Page Number
--------------               ----------------------                                       -----------------------
3.4                          Specimen Stock Certificate.

9.1                          House Group Stock Voting Agreement.

9.2                          HMT Group Stock Voting Agreement.

10.1                         Escrow Agreement.

10.12                        LithoTron Service Agreement with Servicetrends, Inc.

10.14                        OssaTron Service Contract with Servicetrends.

10.15                        Manufacturer's Service Representative Agreement with
                             Servicetrends.

21.1                         Subsidiaries of the Registrant.

23.1                         Consent of Ernst & Young LLP.

24.1                         Powers of Attorney.

27.1                         Financial Data Schedule.